                            SCHEDULE 14A INFORMATION

                           PROXY STATEMENT PURSUANT TO
                          SECTION 14A OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         SCIENTIFIC GAMES HOLDINGS CORP.
                (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] No fee required

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
    Common Stock, par value $0.001 per share

(2) Aggregate number of securities to which transactions applies: 11,923,077

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and how it was determined): X $26.00 per share

(4) Proposed maximum aggregate value of transaction: $310,000,000

(5) Total fee paid: 62,000

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date Filed:

[SCIENTIFIC GAMES LOGO]


SCIENTIFIC GAMES HOLDINGS CORP.
1500 Bluegrass Lakes Parkway
Alpharetta, Georgia 30004

__________ ___, 2000

Dear Stockholder:

         The Board of Directors of Scientific Games Holdings Corp. has unanimously approved a business combination with Autotote Corporation. This business combination will create a leading world-wide gaming company. Pursuant to the merger agreement, a subsidiary of Autotote will merge with Scientific Games and each outstanding share of Scientific Games common stock will be converted into the right to receive $26 in cash, without interest.

         You are cordially invited to attend a special meeting of stockholders of Scientific Games to vote on the proposed business combination. The meeting will be held at 10:00 a.m., local time, on ___________, _________, __, 2000 at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005. We can not complete the proposed business combination unless we obtain the approval of the stockholders of Scientific Games owning at least a majority of the outstanding shares of Scientific Games' common stock.

         We urge you to take the time to vote on the proposed business combination by designating a proxy to vote your shares. You may designate a proxy by signing and dating the enclosed Proxy/Voting Instruction Card and returning it in the enclosed postage paid return envelope, regardless of whether you plan to attend the meeting. If you do attend the meeting, you may vote your shares in person even if you previously designated a proxy. It is important that your shares be represented at the meeting no matter how many shares you own. An abstention or a failure to vote will have the same effect as a vote against the merger agreement and the transactions contemplated thereby. If you have any questions about the matters being voted upon or require assistance in completing your Proxy/Voting Instruction Card, you may contact Cliff O.
Bickell at (770) 664-3700.

         The formal Notice of the special meeting and the proxy statement relating to the special meeting appear on the following pages of this document. The proxy statement gives you detailed information about the business combination we're proposing, and it includes our merger agreement as an appendix. You can also obtain information about Scientific Games from publicly available documents filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

         YOUR BOARD OF DIRECTORS HAS DETERMINED THAT THE BUSINESS COMBINATION IS IN THE BEST INTERESTS OF SCIENTIFIC GAMES AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

Very truly yours,


[SIG CUT]
William G. Malloy
Chairman of the Board, Chief Executive Officer and President


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE REGULATORS HAVE DETERMINED WHETHER THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

[SCIENTIFIC GAMES LOGO]


                         SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 Bluegrass Lakes Parkway
                            Alpharetta, Georgia 30004
                                  770.664.3700

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON _____________ ___, 2000


To the Stockholders of Scientific Games Corp.:

         A special meeting of stockholders will be held 10:00 a.m., local time, on ___________, __________, __, 2000 at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005 for the purpose of considering and voting on:

         - A proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 18, 2000, by and among Autotote Corporation, ATX Enterprises, Inc. and Scientific Games Corp. and the transactions contemplated thereby, as described in the proxy statement that accompanies this notice; and

         - Any other matters that may properly come before the special meeting or any adjournments or postponements of the meeting.

         The close of business on June 9, 2000 has been fixed as the date of record for those stockholders entitled to notice of and to vote at the special meeting. Only holders of record of Scientific Games common stock at that time are entitled to vote at the meeting or any adjournments or postponements of the meeting. A list of these stockholders will be maintained and open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the above address of Scientific Games for ten (10) days prior to the meeting. Please review the proxy statement and related materials that accompany this notice for information regarding the proposed merger and the meeting.

                                 By order of the Board of Directors,


                                 [SIG CUT]
                                 C. Gray Bethea, Jr.
                                 Secretary

Alpharetta, Georgia
__________ ___, 2000


WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

SUMMARY...........................................................................................................1
         GENERAL  ................................................................................................1
         THE MERGER...............................................................................................1
         EXCHANGE PROCEDURES......................................................................................1
         DISSENTERS' APPRAISAL RIGHTS.............................................................................2
         MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................................................2
         MARKET PRICE INFORMATION.................................................................................3
         OPINION OF FINANCIAL ADVISOR TO SCIENTIFIC GAMES.........................................................3
         THE COMPANIES............................................................................................4
                  SCIENTIFIC GAMES................................................................................4
                  AUTOTOTE .......................................................................................4
         THE SPECIAL MEETING......................................................................................4
         RECORD DATE; VOTE REQUIRED...............................................................................4
         RECOMMENDATION OF THE SCIENTIFIC GAMES BOARD.............................................................5
         REASONS FOR THE MERGER...................................................................................5
         CONDITIONS TO COMPLETION OF THE MERGER...................................................................5
         REGULATORY APPROVALS.....................................................................................6
         TERMINATION OF THE MERGER AGREEMENT......................................................................6
         INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS..................................................7

THE SPECIAL MEETING...............................................................................................7
         GENERAL  ................................................................................................7
         MATTERS TO BE CONSIDERED.................................................................................7
         PROXIES  ................................................................................................8
         SOLICITATION OF PROXIES..................................................................................8
         RECORD DATE AND VOTING RIGHTS............................................................................9
         RECOMMENDATION OF THE SCIENTIFIC GAMES BOARD.............................................................9
         ADDITIONAL INFORMATION ON HOW TO VOTE YOUR PROXY........................................................10

THE MERGER.......................................................................................................10
         GENERAL  ...............................................................................................10
         BACKGROUND OF THE MERGER................................................................................10
         REASONS FOR THE MERGER..................................................................................14
         OPINION OF FINANCIAL ADVISOR TO SCIENTIFIC GAMES........................................................15
                  Implied Merger Premiums........................................................................18
                  Historical Stock Trading Analysis..............................................................18
                  Sum of the Parts Discounted Cash Flow Analysis.................................................18
                  Leveraged Buyout Analysis......................................................................20
                  Selected Companies Analysis....................................................................20



                                      (i)

                  Precedent Transactions Analysis................................................................21
                  Miscellaneous..................................................................................21

THE MERGER AGREEMENT.............................................................................................22
         EFFECTIVE TIME..........................................................................................22
         THE MERGER..............................................................................................22
         CONVERSION OF CAPITAL STOCK AND STOCK-BASED AWARDS......................................................23
                  Scientific Games Common Stock..................................................................23
                  Scientific Games Stock Options and Other Stock-Based Awards....................................23
                  Payment Procedures; Lost Certificates..........................................................23
         REPRESENTATIONS AND WARRANTIES..........................................................................25
         CONDUCT OF THE BUSINESS PENDING THE MERGER..............................................................26
         OTHER AGREEMENTS OF SCIENTIFIC GAMES AND AUTOTOTE ......................................................27
         EMPLOYEE BENEFIT PLANS..................................................................................29
         CONDITIONS TO COMPLETION OF THE MERGER..................................................................29
                  ALL PARTIES....................................................................................29
                  Autotote and Atx...............................................................................30
                  Scientific Games...............................................................................31
         TERMINATION OF THE MERGER AGREEMENT.....................................................................31
         AMENDMENT; WAIVER.......................................................................................34
         EXPENSE AND TERMINATION FEE.............................................................................34
         EVENTS REQUIRING PAYMENT OF TERMINATION FEE.............................................................34
                  Autotote Fees and Expenses.....................................................................34
                  Scientific Games' Fees and Expenses............................................................36
         REGULATORY MATTERS......................................................................................36
         MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................................................37
         INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................................................38
                  CERTAIN AGREEMENTS CONTAINING CHANGE IN CONTROL AND SEVERANCE PROVISIONS.......................38
                  STOCK OPTIONS AND OTHER STOCK BASED AWARDS.....................................................40
                  INDEMNIFICATION AND INSURANCE..................................................................40

PRINCIPAL STOCKHOLDERS...........................................................................................41

PRICE RANGE OF SCIENTIFIC GAMES COMMON STOCK AND DIVIDENDS.......................................................44
         PRICE RANGE.............................................................................................44
         DIVIDEND POLICY.........................................................................................45

PARTIES TO THE MERGER............................................................................................45
         SCIENTIFIC GAMES........................................................................................45
         AUTOTOTE ...............................................................................................45
         ATX ENTERPRISES, INC....................................................................................46


                                      (ii)

ADDITIONAL INFORMATION...........................................................................................46
         DISSENTERS' APPRAISAL RIGHTS............................................................................46
         STOCKHOLDER PROPOSALS...................................................................................48
         OTHER MATTERS...........................................................................................48
         INDEPENDENT PUBLIC AUDITORS.............................................................................48
         WHERE YOU CAN FIND MORE INFORMATION.....................................................................49
         FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE.........................................................50

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
         OF SCIENTIFIC GAMES.....................................................................................51

APPENDIX A                 MERGER AGREEMENT.....................................................................A-1

APPENDIX B                 OPINION OF SALOMON SMITH BARNEY INC..................................................B-1

APPENDIX C                 DISSENTERS APPRAISAL RIGHTS (SECTION 262 OF THE DELAWARE
                           GENERAL CORPORATION LAW).............................................................C-1


                                     (iii)

                             [SCIENTIFIC GAMES LOGO]


                         SCIENTIFIC GAMES HOLDINGS CORP.
                          1500 BLUEGRASS LAKES PARKWAY
                            ALPHARETTA, GEORGIA 30004
                                  770.664.3700

                   PROXY STATEMENT, DATED _________ ___, 2000
                       FOR SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD _____________ ___, 2000


                         ------------------------------

                                     SUMMARY

         This summary highlights certain information from the proxy statement. It does not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement and the other documents to which this document refers so that you fully understand the merger. See "Additional Information -- Where You Can Find More Information" on page 49.

GENERAL

         We propose a combination of Scientific Games and Autotote in which a Delaware subsidiary of Autotote will merge with Scientific Games. Scientific Games will become a subsidiary of Autotote.

THE MERGER (Page 10)

         WE HAVE ATTACHED THE MERGER AGREEMENT TO THIS DOCUMENT AS APPENDIX A. PLEASE READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT GOVERNING THE MERGER.

EXCHANGE PROCEDURES (Page 23)

         When the merger is completed, each of your shares of Scientific Games common stock will automatically be converted into the right to receive $26 in cash, without interest, from Autotote, unless you have dissented from the merger and sought appraisal of the fair value of your shares as described under the heading "Additional Information -- Dissenters' Appraisal Rights" on page 46.

         You must surrender your Scientific Games common stock certificates to receive the $26 per share merger consideration from Autotote. DO NOT SEND US YOUR CERTIFICATES UNTIL AFTER YOU RECEIVE WRITTEN INSTRUCTIONS ON HOW TO SURRENDER YOUR CERTIFICATES IN EXCHANGE FOR THE CASH MERGER CONSIDERATION, WHICH WILL BE SENT TO YOU PROMPTLY AFTER THE MERGER IS COMPLETED.

DISSENTERS' APPRAISAL RIGHTS (Page 46)

         Under Delaware law, you have the right to dissent from the merger and have the appraised fair value of your shares of Scientific Games common stock paid to you in cash. The value of the Scientific Games common stock for this purpose will exclude any element of value arising from the accomplishment or expectation of the merger. In order to dissent and receive the appraised fair value of your shares, you must:

         - make a proper demand for appraisal in accordance with the Delaware law as more fully described on pages 46 through 48 (simply voting against adoption of the merger agreement will not be considered a demand for appraisal);

         - hold your shares of Scientific Games common stock until the merger is completed;

         - not vote in favor of the merger (including by appointing a proxy to vote your shares); and

         -        otherwise comply with Delaware law.

         Within ten days after the merger, if you have satisfied the requirements of Delaware law, the surviving company of the merger will give you written notice of the completion of the merger. Within 120 days after the merger, you, any other dissenting stockholder or the surviving company may file a court petition demanding a determination of the fair value of the shares of Scientific Games common stock that you hold. If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and the fair value of the shares of Scientific Games common stock held by dissenting stockholders. You can withdraw your demand for appraisal by delivering written notice to Scientific Games or to the surviving company within 60 days after the merger. If a petition for appraisal isn't filed within 120 days after the merger, your right to an appraisal will cease and you'll be entitled to receive only the cash merger consideration. Appendix C contains a copy of the applicable section of the Delaware General Corporation Law and is incorporated by reference into this proxy statement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (Page 37)

         The merger will be a taxable transaction to you. If you receive the cash merger consideration, you will recognize gain or loss in the merger in an amount determined by the difference between the cash merger consideration received and your tax basis in the Scientific Games common stock you exchange for that cash payment.

MARKET PRICE INFORMATION (Page 44)

         Scientific Games common stock is listed on the New York Stock Exchange, which is the principal market for Scientific Games common stock, under the symbol "SG."

         On April 18, 2000, one month before Scientific Games issued its initial public announcement regarding the merger, the closing price quoted on the New York Stock Exchange Composite Tape was $15.875.

         On May 12, 2000, one week before Scientific Games issued its initial public announcement regarding the merger and the last trading day prior to an inadvertent public disclosure by Autotote with respect to a potential transaction between Scientific Games and Autotote, including reference to a potential merger consideration per share of $26.00, the closing sale price per share of Scientific Games common stock quoted on the New York Stock Exchange Composite Transactions Tape was $18.00.

         On May 17, 2000, the last trading date before the joint public announcement by Scientific Games and Autotote of the execution of the merger agreement, the closing sale price per share of Scientific Games common stock quoted on the New York Stock Exchange Composite Transactions Tape was $17.88.

         On June 2, 2000, a recent trading day prior to the date of this proxy statement, the closing price per share of Scientific Games common stock quoted on the New York Stock Exchange Composite Transactions Tape was $24.19.

OPINION OF FINANCIAL ADVISOR TO SCIENTIFIC GAMES (Page 15)

         In connection with the merger, the Scientific Games Board received a written opinion from Salomon Smith Barney Inc. as to the fairness, from a financial point of view, of the merger consideration to the holders of Scientific Games common stock. The full text of Salomon Smith Barney's written opinion dated May 18, 2000 is attached to this proxy statement as Appendix B. We encourage you to read this opinion carefully in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken by Salomon Smith Barney in providing its opinion. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE SCIENTIFIC GAMES BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.

THE COMPANIES (Page 45)

         SCIENTIFIC GAMES

         Scientific Games is a leading provider of lottery products, integrated systems and support services to lotteries worldwide. We also provide promotional games and related services to customers in the private sector and produce pre-paid phone cards for the telecommunications industry. By population served, Scientific Games is the second largest provider of lottery products and services. We are the only full-service provider to the global lottery industry, offering products, services and systems for both instant ticket and on-line lotteries. We have the experience and capability to manage every component of a lottery, including administration, prize structure, game design, marketing distribution, communications, back-office accounting, validation and fulfillment. We reported consolidated revenues of approximately $228.6 million for the fiscal year ended December 31, 1999 and reported consolidated net revenues of approximately $59.1 million for the fiscal quarter ended March 31, 2000. Our principal executive offices are located at 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 3004 and our telephone number is 770.664.3700.

         AUTOTOTE

         Autotote is a leading worldwide supplier of technologically advanced computerized wagering systems and related equipment, as well as a licensed international operator of gaming venues. It provides technology, software, equipment and services for pari-mutual wagering conducted at thoroughbred, harness and greyhound racetracks, off-track betting establishments ("OTBs") and jai alai frontons. It is a leading provider of sophisticated, customized computer software, equipment and data communication services to government-sponsored and privately operated lotteries. It also provides operations management for domestic and international OTBs and gaming venues. Autotote's principal executive offices are located at 750 Lexington Avenue, New York, New York 10022 and its telephone number is 212.754.2233.

THE SPECIAL MEETING (Page 7)

         The Scientific Games special meeting will be held at 10:00 a.m., local time, on _________ __, 2000 at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005. At the Scientific Games meeting, you will be asked to approve and adopt the merger agreement and the transactions contemplated thereby and to act on any other matters that may properly be brought before the meeting.

RECORD DATE; VOTE REQUIRED (Page 9)

         You can vote at the special meeting if you owned Scientific Games common stock at the close of business on June 9, 2000. To adopt the merger agreement, the holders of at least a majority of the outstanding shares of Scientific Games common stock entitled to vote at the meeting must vote in favor of adoption. Thus, a failure to vote or an abstention has the same effect as a vote against the merger agreement.

         You may vote your shares in person by attending the meeting or by designating a proxy to vote your shares in the manner in which you direct the proxy to vote. You may designate a proxy by completing and returning the enclosed proxy/voting instruction card. At any time before the vote at the meeting, you can revoke your proxy by sending a written notice revoking the proxy or by sending a later dated proxy to the Secretary of Scientific Games or by attending the meeting and voting in person.

RECOMMENDATION OF THE SCIENTIFIC GAMES BOARD (Page 9)

         The Board of Directors of Scientific Games believes that the merger is in your best interests and unanimously recommends that you vote "FOR" approval and adoption of the merger agreement.

REASONS FOR THE MERGER (Page 14)

         The Board of Directors of Scientific Games approved the merger agreement based on its consideration of a number of factors, including:

         -        the strategic options available to Scientific Games;

         - the premium to market prices represented by the $26 per share to be received by Scientific Games stockholders;

         - the opinion of Scientific Games' financial advisor as to the fairness, from a financial point of view, and as of the date of the opinion, of the $26 per share merger consideration to the holders of Scientific Games common stock;

         -        the likelihood of approval of the merger by regulators;

         - the opportunities afforded to Scientific Games' employees and the likelihood of their support of the merger; and

         - the belief that the merger will enable Scientific Games to better serve the convenience and needs of its customers.

CONDITIONS TO COMPLETION OF THE MERGER (Page 29)

         The obligation of each party to complete the merger depends on a number of conditions being met, including Scientific Games stockholder approval and regulatory approvals. Any party to the merger agreement can choose to complete the merger even if one or more conditions to that party's obligations have not been met, as long as the law allows it to do so. We can't be certain when, or if, the conditions to the merger will be met or that the merger will be completed.

REGULATORY APPROVALS (Page 36)

         We, along with Autotote, made the required filings with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable rules of the Federal Trade Commission on June 1, 2000 and June 2, 2000, respectively. We supplemented our filing on June 7, 2000. The Department of Justice has contacted Scientific Games for purposes of conducting a preliminary inquiry with respect to our filing. Scientific Games is presently cooperating with the Department of Justice in providing information requested during such inquiry.

         Other regulatory filings and approvals in countries outside the United States may also be required or advisable before we can complete the merger, and Scientific Games and Autotote are currently in the process of determining whether additional foreign competition filings are necessary or desirable.

         Certain of our contracts permit the applicable lottery authority to terminate the contract in the event a change in control occurs, unless such lottery authority consents to such change.

         The obligations of Autotote and Scientific Games to complete the merger are subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Act and approvals of the transaction by various other governmental lottery authorities and agencies, as well as the absence of any injunction, decree, order or other legal restraint or prohibition preventing the completion of the merger. Clearance under all applicable antitrust laws has not been obtained as of the date of the proxy statement but, although no assurances can be given, may be obtained prior to the special meeting. Approvals and clearances under certain customer contracts with various lottery authorities and agencies may not occur or be completed until after the special meeting .

TERMINATION OF THE MERGER AGREEMENT (Page 31)

         At any time before or after the special meeting we can agree with Autotote to terminate the merger agreement without completing the merger. Also, either of us can decide to terminate the merger agreement in a number of other situations, including a final regulatory determination prohibiting the merger, the failure of Scientific Games stockholders to approve the merger or the failure to complete the merger by September 30, 2000.

         Whether or not the merger is completed, we will pay our own fees and expenses, except that we will evenly divide the costs and expenses of printing and mailing this proxy statement and the fees that have been paid to the Securities and Exchange Commission in connection with the merger between us, on the one hand, and Autotote, on the other.

         In some circumstances, if we or Autotote terminate the merger agreement, we will be required to pay Autotote and ATX's reasonable attorney fees and out-of-pocket expenses up to $1 million, plus a termination fee of approximately $9.3 million. In general, the fee would be payable if the merger agreement is terminated by Scientific Games or Autotote in connection with an alternative transaction or a competing acquisition proposal.

INTERESTS IN THE MERGER THAT DIFFER FROM YOUR INTERESTS (Page 38)

         Some of our directors and executive officers have interests in the merger that are different from yours. For instance, completion of the merger will constitute a change in control of Scientific Games for purposes of determining the entitlement of some of our executive officers to severance and other benefits. In addition, it is expected that certain executive officers of Scientific Games will enter into employment agreements and that our chief executive officer will enter into a consulting agreement that will, in each case, become effective upon completion of the merger. Also, as a result of the merger, all stock options and other stock based awards, including those held by our directors and executive officers, will vest in full and become exchangeable for the merger consideration, despite any current restrictions on vesting, exercise, payment or distribution. In addition, after the merger, the surviving company will indemnify the officers and directors of Scientific Games for events occurring before the merger. The Scientific Games Board knew about these additional interests and considered them when it approved the merger.

                               THE SPECIAL MEETING

GENERAL

         We are first mailing this proxy statement on or about _________ __, 2000. We are also sending a notice of the special meeting of stockholders and a proxy/voting instruction card that the Scientific Games Board is soliciting for use at the meeting and at any adjournments or postponements of the meeting. The meeting will be held at 10:00 a.m., local time, on ________ __, 2000 at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005.

MATTERS TO BE CONSIDERED

         At the meeting, you will be asked to consider and vote on the proposal to approve and adopt an agreement and plan of merger, dated as of May 18, 2000, by and among Autotote, a company organized under the laws of the State of Delaware, ATX Enterprises, Inc., a corporation organized under the laws of the State of Delaware and Scientific Games Holdings Corp., a corporation organized under the laws of the State of Delaware, and the transactions contemplated thereby, as well as any other matters that may properly be submitted to a vote at the meeting. You may also be asked to vote on a proposal to adjourn or postpone the meeting, which adjournment or postponement could be used for, among other things, soliciting votes to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

PROXIES

         If you don't want to, or can't, attend the meeting, you should designate a proxy to vote your shares. You may designate a proxy by signing and dating the enclosed proxy/voting instruction card and returning it in the enclosed postage paid return envelope. You may revoke your proxy at any time before the vote is taken at the meeting by submitting a written notice of revocation to the Secretary of Scientific Games, by properly executing a later dated proxy or by attending the meeting and voting in person. Written notices of revocation and other communications concerning the revocation of a previously executed proxy should be addressed to:

                  Scientific Games Holdings Corp.
                  1500 Bluegrass Lakes Parkway
                  Alpharetta, Georgia 30004
                  Attention:  Secretary

         All shares represented by valid proxies that we receive as a result of this solicitation (other than those proxies that are revoked before they are voted) will be voted in the manner specified by you. If you return a proxy but do not specify how to vote your proxy, your shares will be voted "FOR" the approval and adoption of the merger agreement and the transactions contemplated thereby. The Scientific Games Board is not currently aware of any other matters that may be presented for action at the meeting, but if other matters do properly come before the meeting, we intend that shares represented by proxies solicited by the Scientific Games Board will be voted by the named proxies in their discretion. However, proxies that are voted against approval and adoption of the merger agreement will not be voted in favor of any adjournment or postponement of the meeting proposed in order to solicit additional proxies to approve and adopt the merger agreement.

SOLICITATION OF PROXIES

         The entire cost of soliciting proxies from you and the other Scientific Games stockholders will be borne by us, except that Autotote has agreed to pay one-half of the printing and mailing costs of this proxy statement and related materials. In addition to the solicitation of proxies described in this proxy statement, we will request banks, brokers and other record holders to send proxy/voting instruction cards and proxy materials to the beneficial owners of Scientific Games common stock to secure their voting instructions, if necessary. We will reimburse those record holders for their reasonable expenses in so doing. We have also made arrangements with Corporate Investors Communications, Inc. to assist us in soliciting proxies at fees that in our estimation will not exceed $10,000. If necessary, we may also use our regular employees, who will not be specially compensated, to solicit proxies.

RECORD DATE AND VOTING RIGHTS

         In accordance with Delaware law, Scientific Games' By-Laws and the rules of the New York Stock Exchange, the Scientific Games Board has fixed June 9, 2000 as the record date for determining the Scientific Games stockholders entitled to notice of and to vote at the meeting. Accordingly, you are entitled to notice of and to vote at the meeting only if you were a record holder of Scientific Games common stock at the close of business on that date. At that time, there were 11,924,151 shares of Scientific Games common stock outstanding, including 509,200 treasury shares. In order to have a quorum that will permit us to conduct business at the meeting, we need to have at least a majority of the shares of Scientific Games common stock outstanding on the record date (excluding treasury shares) represented at the meeting, whether in person or by proxy. You are entitled to one vote for every share of Scientific Games common stock that you held as of the close of business on the record date. Shares of Scientific Games common stock represented in person at the meeting but not voting, and shares of Scientific Games common stock for which we have received proxies but with respect to which holders of those shares have abstained, will be counted as present at the meeting for purposes of determining the presence or absence of a quorum permitting us to conduct business at the meeting. Brokers who hold shares of Scientific Games common stock in nominee or "street" name for customers who are the beneficial owners of those shares cannot give a proxy to vote those shares without specific instructions from those customers. Shares represented by proxies returned by a broker holding shares in "street" name will be counted for purposes of determining whether a quorum exists, even though those shares will not be voted in matters where discretionary voting by the broker is not allowed ("broker non-votes").

         Under Delaware law, approval and adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of Scientific Games common stock outstanding on the record date.

         BECAUSE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF SCIENTIFIC GAMES COMMON STOCK OUTSTANDING ON THE RECORD DATE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. ACCORDINGLY, THE SCIENTIFIC GAMES BOARD URGES YOU TO DESIGNATE A PROXY TO VOTE YOUR SHARES. YOU MAY DESIGNATE A PROXY BY SIGNING AND DATING THE ENCLOSED PROXY/VOTING INSTRUCTION CARD AND RETURNING IT IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE.

RECOMMENDATION OF THE SCIENTIFIC GAMES BOARD

         The Scientific Games Board has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The Scientific Games Board believes that the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Scientific Games and its stockholders and recommends that you and the other Scientific Games stockholders vote "FOR" approval and adoption of the merger agreement and the transactions contemplated thereby. See "The Merger - Reasons for the Merger" on page 14.

ADDITIONAL INFORMATION ON HOW TO VOTE YOUR PROXY

         If you are a holder of record of Scientific Games common stock to vote your proxy: sign, date and mail the enclosed proxy/voting instruction card, using the postage paid return envelope provided.

         If your shares of Scientific Games common stock are held in "street name" by a broker, bank or other nominee, you will receive instructions from them on how to have your shares voted. If you have shares of Scientific Games common stock allocated to your account in the Scientific Games Retirement Savings Plan or any of our other employee stock ownership plans, proxies signed, dated and returned will be considered voting instructions to the trustee to vote the shares credited to such accounts.

                                   THE MERGER

GENERAL

         The information contained in this proxy statement with respect to Autotote Corporation and its equity and debt financing commitments, including from the Olivetti Group S.p.a. ("Olivetti"), set forth under the headings "Summary The Companies" on page 4 and "Parties to the Merger - Autotote" on page 45 has been supplied by Autotote, for inclusion in this proxy statement, and we have not independently verified the information that it provided.

BACKGROUND OF THE MERGER

         From time to time over the past several years, Scientific Games has considered potential strategic transactions involving companies in related or complementary businesses. We have completed several strategic acquisitions and alliances. In considering any possible business combinations, Scientific Games has taken into account the current business environment, including intense price based and non-price based competition in the lottery industry, capital requirements associated with any significant expansion of our systems business, the focus of the investment community on large capitalization and internet related companies, limited equity research coverage of Scientific Games, the limited number of significant acquisition candidates, and the strategic fit between our businesses, the geographic markets we serve and our management and employee cultures relative to those of potential business combination partners.

         In May 1999, our management met with Salomon Smith Barney to discuss strategic opportunities, including a potential combination with a publicly traded company in the gaming business. From June 1999 through October 1999, Scientific Games had several preliminary and informal discussions regarding a potential combination with such company. Scientific Games and the other company were not able to agree on the general terms of an agreement. The discussions ended in October 1999.

         In early November 1999, we asked Salomon Smith Barney to help us explore strategic alternatives. On November 19, 1999, Scientific Games was contacted by financial advisors of Autotote regarding a potential transaction between the companies.

         Based on our decision to explore alternatives to enhance stockholder value and in light of the proposal we received from Autotote, in December 1999, a public information package was distributed and expressions of interest were solicited from ten potential buyers, including Autotote. Autotote and two other parties ultimately requested confidential information concerning Scientific Games and executed confidentiality agreements. Only one of the other parties conducted even preliminary due diligence, which was conducted shortly before the Merger Agreement was signed. No further inquiries were received and the Board concluded such preliminary discussions were not likely to result in a transaction as favorable or better than the proposed transaction with Autotote. Discussions with that party were terminated when the Merger Agreement was signed pursuant to the requirements imposed by the Merger Agreement.

        Scientific Games was familiar with Autotote and its operations prior to receiving an indication of interest. We also had studied it during our periodic strategic review of competitors. In addition, we interacted with Autotote in our 1997 acquisition from Autotote of the business operations of our SG-Austria subsidiary.

         On January 12, 2000, Mr. Malloy and Mr. Lorne Weil, chairman, president and chief executive officer of Autotote, initially met to discuss a potential combination. At that meeting, Mr. Weil confirmed that Autotote might be interested in a strategic combination between Scientific Games and Autotote. Mr. Malloy agreed that a combination might be mutually beneficial to the companies and their stockholders. Messrs. Malloy and Weil informally discussed a possible combination in light of industry and market trends and the complementary business strengths of Scientific Games and Autotote.

         Following the January 12, 2000 meeting, Mr. Malloy contacted each of the other members of the Scientific Games Board to inform them of his meeting with Mr. Weil and his belief that a business combination involving Scientific Games and Autotote might be beneficial to Scientific Games and its stockholders. Mr. Malloy suggested that Scientific Games explore a potential business combination with Autotote in more detail. The members of the Scientific Games Board agreed and authorized the management team to further explore a potential business combination, while continuing to review other strategic options that might be available to Scientific Games.

         By letter dated January 27, 2000, Autotote indicated in writing its interest in pursuing a transaction and, on January 31, 2000, Autotote executed a confidentiality agreement, including a two year "standstill" agreement with respect to Scientific Games.

         Additional meetings were held thereafter between Scientific Games' and Autotote's senior management and their respective advisors to discuss the possible terms upon which a strategic combination might be undertaken. They did not agree on any definitive terms during the course of those meetings.

         In early February, 2000, Mr. Malloy again contacted members of the Scientific Games Board to inform them of the progress that was being made in the discussions with Autotote. At the regular meeting of the Scientific Games Board held on February 10, 2000, Mr. Malloy and other members of Scientific Games' senior management updated the Board as to the progress of the discussions between the parties. Representatives from Salomon Smith Barney were then asked to join the meeting to discuss alternative proposals to increase shareholder value and to update the Board on responses to the information package sent to potential interested parties. The Scientific Games Board encouraged Mr. Malloy to continue to explore a possible business combination with Autotote. Salomon Smith Barney was requested to assist Scientific Games in this process and to update the Board concerning proposals to increase shareholder value.

         In March and April, 2000, Autotote conducted due diligence investigations of Scientific Games. Negotiations with respect to the terms of a potential transaction continued. Financial terms were discussed at an April 26, 2000 meeting in Atlanta, involving the parties and their legal and financial advisors. As part of the process, during this time frame, legal counsel to Autotote, together with Scientific Games' regular outside general counsel, began drafting and negotiating definitive documentation with respect to the proposed business combination, including drafts of the merger agreement.

         At a special meeting of the Scientific Games Board held on May 1, 2000, Mr. Malloy and other members of Scientific Games' senior management reviewed the reasons for, and the potential benefits of, a proposed business combination in light of the complementary nature of the companies' businesses and the global environment for the gaming industry. Mr. Malloy also reviewed the current status of the discussions between the parties.

         At such meeting, Mr. Malloy informed the Board that the negotiations were progressing with Autotote for a possible acquisition of the Company in an all cash merger. Mr. Malloy reviewed the history of events leading up to these negotiations and strategic alternatives considered by the Board to enhance shareholder value, including potential business combinations with other well-known companies in the gaming industry.

         At the same meeting, Mr. C. Gray Bethea, Jr., the Company's General Counsel, described for the Board the due diligence conducted by Autotote to date, including inquiries and investigations at the Company's U.S., Austrian and U.K. facilities. Mr. Bethea and our legal advisors then discussed various proposed contractual provisions which might be embodied in a definitive agreement with Autotote. It was noted that the Board would have a customary "fiduciary out" in the event that an offer more beneficial to the shareholders was received after any agreement with Autotote was signed, although a break-up fee would be payable in that event.

         At a special meeting of the Scientific Games Board held on May 3, 2000, senior management and Salomon Smith Barney again reviewed for the Scientific Games Board various strategic alternatives for Scientific Games, including remaining independent or engaging in a business combination with other parties or with Autotote, although Scientific Games had not recently engaged in negotiations with any other company.

         At the May 3, 2000 meeting, the Board reviewed with Scientific Games' management and legal and financial advisors, the potential transaction with Autotote, based on a potential all cash structure. A summary of the material terms of the proposal had been distributed to the Board prior to the meeting.

         Based on the progress of negotiations and the previous Board meetings at which the Scientific Games Board members had discussed the proposed transaction, the Scientific Games Board authorized senior management to continue to pursue discussions with Autotote.

         At a regularly scheduled meeting of the Scientific Games Board held on May 18, 2000, the Board reviewed with Scientific Games' senior management and legal and financial advisors the progress of the negotiations with Autotote since the Board's last update on May 3, 2000, including the financial and other terms of the proposed transaction. Financial terms discussed included, among other things, the $26 per share offer price. Scientific Games' legal advisors reviewed for the Scientific Games Board the discussions and contacts with Autotote occurring after the May 3 meeting. Scientific Games' legal advisors also reviewed the final terms of the merger agreement and again discussed the legal principles applicable to the Scientific Games Board's decision to adopt the merger agreement and related legal matters. Salomon Smith Barney then reviewed with the Board its financial analysis of the merger consideration and delivered to the Board its oral opinion (subsequently confirmed by delivery of a written opinion dated May 18, 2000) to the effect that, as of that date and based on and subject to the matters described in its opinion, the $26 per share merger consideration was fair, from a financial point of view, to holders of Scientific Games common stock. See " Opinion of Financial Advisor to Scientific Games" on page 15.

         Following these discussions and questions by the Scientific Games Board to Scientific Games senior management and legal and financial advisors, the Scientific Games Board approved the proposed transaction and authorized senior management of Scientific Games to complete any necessary final negotiations and enter into a definitive merger agreement incorporating the terms substantially as discussed with the Scientific Games Board. Autotote and Scientific Games entered into the merger agreement and issued a joint press release announcing the proposed transaction.

REASONS FOR THE MERGER

         In concluding that the merger is in the best interests of Scientific Games and its stockholders, in approving the merger agreement and the transactions contemplated by the merger agreement (including the merger) and in recommending that the Scientific Games stockholders vote for approval and adoption of the merger agreement and the transactions contemplated thereby, the Scientific Games Board considered and reviewed with senior management, as well as its legal and financial advisors, the following material factors:

         - Scientific Games' knowledge of the current, and its beliefs about the prospective, environment in which it operates, including domestic and global economic conditions, competition in the lottery industry and its other business segments and the impact of these factors on Scientific Games' opportunities as a stand-alone entity;

         - the strategic options available to Scientific Games and Scientific Games' assessment that none of these options was reasonably likely to present superior opportunities, or was reasonably likely to create greater value for Scientific Games stockholders, than the prospects presented by the merger;

         - the fact that the merger consideration on a per share basis represented a substantial premium over recently prevailing market prices of Scientific Games common stock;

         - the financial presentation of Salomon Smith Barney, including its opinion, as to the fairness from a financial point of view, and as of the date of the opinion, of the $26 per share merger consideration to holders of Scientific Games common stock, as described below under "Opinion of Financial Advisor to Scientific Games;"

         - the terms of the merger and the merger agreement as negotiated, including (1) the $26 per share merger consideration, and (2) the possibility that the proposed merger agreement might discourage other parties that might have an interest in a business combination with Scientific Games;

         - the likelihood of the merger being approved by requisite regulatory authorities, including lottery authorities and agencies;

         - Scientific Games' assessment that the needs and interests of its customers would be served equally well or better through a combination with Autotote than through operation as a stand-alone entity; and

         - the interests of certain officers and directors that are different from, or in addition to, the interests of Scientific Games stockholders generally, as described under "Interests of Certain Persons in the Merger" on page 38.

         This discussion of the information and factors considered by the Scientific Games Board is not meant to be exhaustive, but includes the material information and factors considered by the Scientific Games Board. In reaching its determination to approve the merger agreement and the transactions contemplated thereby, the Scientific Games Board did not assign any relative or specific weight to the information and factors discussed above, and individual directors may have assessed various factors differently. The Board considered all of the factors as a whole and considered the factors in their totality to be favorable to and to support the decision to approve the merger agreement and the merger and to recommend them to Scientific Games' stockholders. The Scientific Games Board is unanimous in its recommendation that Scientific Games stockholders vote to approve the merger agreement.

OPINION OF FINANCIAL ADVISOR TO SCIENTIFIC GAMES

         The Scientific Games Board retained Salomon Smith Barney to act as its financial advisor with respect to the proposed merger or other business combinations. In connection with its engagement, Scientific Games requested that Salomon Smith Barney evaluate the fairness, from a financial point of view, of the consideration to be received in the merger by holders of Scientific Games common stock. On May 18, 2000, at a meeting of the Scientific Games Board held to evaluate the proposed merger, Salomon Smith Barney delivered to the Scientific Games Board an oral opinion, subsequently confirmed by delivery of a written opinion dated May 18, 2000, to the effect that, as of the date of the opinion and based on and subject to the matters described in the opinion, the merger consideration was fair, from a financial point of view, to the holders of Scientific Games common stock.

         In arriving at its opinion, Salomon Smith Barney:

         -        reviewed the merger agreement;

         - held discussions with senior officers, directors and other representatives and advisors of Scientific Games and with senior officers and other representatives and advisors of Autotote concerning the business, operations and prospects of Scientific Games;

         - examined publicly available business and financial information relating to Scientific Games;

         - examined financial forecasts and other information and data for Scientific Games which were provided to or otherwise discussed with Salomon Smith Barney by the management of Scientific Games;

         - reviewed the financial terms of the merger as described in the merger agreement in relation to, among other things, current and historical market prices and trading volumes of Scientific Games common stock, the financial condition and historical and projected earnings and other operating data of Scientific Games, and the capitalization of Scientific Games;

         - considered, to the extent publicly available, the financial terms of other transactions recently effected which Salomon Smith Barney considered relevant in evaluating the merger;

         - analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney considered relevant in evaluating those of Scientific Games; and

         - conducted other analyses and examinations and considered other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion.

         In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, on the accuracy and completeness of all financial and other information and data that it reviewed or considered. With respect to these financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney by Scientific Games, the management of Scientific Games advised Salomon Smith Barney that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Scientific Games as to the future financial performance of Scientific Games. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities, contingent or otherwise, of Scientific Games, and did not make any physical inspection of the properties or assets of Scientific Games.

         In connection with its engagement, Salomon Smith Barney was requested to approach, and held discussions with, third parties to solicit indications of interest in the possible acquisition of Scientific Games. Salomon Smith Barney expressed no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for Scientific Games or the effect of any other transaction in which Scientific Games might engage. Salomon Smith Barney's opinion was necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to Salomon Smith Barney as of the date of its opinion. Although Salomon Smith Barney evaluated the merger consideration from a financial point of view, Salomon Smith Barney was not asked to and did not recommend the specific consideration payable in the merger, which was determined through negotiation between Scientific Games and Autotote. Scientific Games imposed no other instructions or limitations on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

         THE FULL TEXT OF SALOMON SMITH BARNEY'S WRITTEN OPINION DATED MAY 18, 2000, WHICH DESCRIBES THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX B AND IS INCORPORATED INTO THIS PROXY STATEMENT BY REFERENCE. SALOMON SMITH BARNEY'S OPINION IS ADDRESSED TO THE SCIENTIFIC GAMES BOARD AND RELATES ONLY TO THE FAIRNESS OF THE MERGER CONSIDERATION FROM A FINANCIAL POINT OF VIEW, DOES NOT RELATED TO ANY OTHER ASPECT OF THE MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER WITH RESPECT TO ANY MATTER RELATING TO THE PROPOSED MERGER.

         In preparing its opinion, Salomon Smith Barney performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Accordingly, Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

         In its analyses, Salomon Smith Barney considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Scientific Games. No company, transaction or business used in those analyses as a comparison is identical to Scientific Games or the proposed merger, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

         The estimates contained in Salomon Smith Barney's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Salomon Smith Barney's analyses and estimates are inherently subject to substantial uncertainty.

         Salomon Smith Barney's opinion and analyses were only one of various factors considered by the Scientific Games Board in its evaluation of the merger and should not be viewed as determinative of the views of the Scientific Games Board or management with respect to the merger consideration or the proposed merger.

         The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with its opinion dated May 18, 2000 to the Scientific Games Board:

Implied Merger Premiums.

         Salomon Smith Barney reviewed the premiums implied in the merger based on closing stock prices of Scientific Games common stock over the 12-month period ended May 17, 1999. Salomon Smith Barney noted that the merger consideration represented a premium of:

     -   41.5% to the closing stock price on May 17, 2000 of $17.88;

     - 41.7% to the 30-day trailing average closing stock price from May 17, 1999 of $17.60;

     - 55.7% to the 180-day trailing average closing stock price from May 17, 1999 of $16.70;

     - 79.3% to the 52-week trading low of $14.50, which occurred on November 23, 1999; and

     - 23.0% to the 52-week trading high of $21.00, which occurred on September 7, 1999.

Historical Stock Trading Analysis

         Salomon Smith Barney reviewed the historical trading prices and historical trading volumes of Scientific Games' common stock from May 17, 1998 to May 17, 2000. This review indicated that 100% of the trading activity during that period had occurred at prices below the merger consideration of $26.00 per share, and that over 80% of the trading activity had occurred at prices below $20.00 per share. Salomon Smith Barney also noted that the trading volume of Scientific Games' common stock from May 17, 1998 to May 17, 2000 was 127% of the total shares outstanding.

Sum of the Parts Discounted Cash Flow Analysis

         Salomon Smith Barney performed a discounted cash flow analysis of the projected free cash flows that each of Scientific Games' business operations or prospects could generate during calendar years 2000 through 2004 based on information provided by Scientific Games' management:

     - the core business, which includes all domestic and international instant lottery ticket manufacturing, cooperative service contracts and existing on-line systems contracts ("Core Business");

     - probability instant ticket business, including all associated SciScan Technology(R) terminal sales ("Probability Tickets");

     - potential future U.S. on-line lottery contracts ("Future U.S. On-Line"); and

     -   the prepaid phonecard manufacturing business ("Phonecards").

         The discounted cash flow analysis was based on three scenarios. Two scenarios were based on internal estimates of Scientific Games' management, one of which consisted of the operating plan prepared by management in late December 1999 and reviewed by Scientific Games' Board in early February 2000 (the "December Plan") and one of which consisted of management's operating plan developed in April 2000 (the "April Plan"). The April Plan incorporated revisions made to the December Plan based on the financial results for the quarter ended March 31, 2000 and reflected a more optimistic outlook for Scientific Games' business and financial performance. The third scenario (the "Sensitized April Plan") was based on adjustments to the April Plan discussed with the management of Scientific Games to reflect the potential impact of lower sales growth in the Phonecards and Probability Tickets businesses and the potential inability to win new contracts in the Future U.S. On-Line business.

         In order to derive an implied equity reference range for Scientific Games, Salomon Smith Barney aggregated the present value of the free cash flows of each of Scientific Games' businesses over the forecasted period with the present value of a range of terminal values. To calculate the terminal values of the Core Business, and the Probability Tickets and Future U.S. On-Line businesses, Salomon Smith Barney applied terminal value multiples ranging from 3.5x to 4.5x to the earnings before interest, taxes, depreciation and amortization (commonly referred to as "EBITDA") of those businesses in the final year of the forecasted period. To calculate the terminal value of the Phonecards business, Salomon Smith Barney applied a perpetuity growth rate of 6% under the April Plan and 3% under both the December Plan and the Sensitized April Plan to that business' EBITDA in the final year of the forecasted period. In all three scenarios, Salomon Smith Barney discounted the future cash flows and terminal values to present value using selected discount rates ranging from 11% to 13% in the case of the Core Business, Probability Tickets and Future U.S. On-Line businesses, and 19% to 22% in the case of the Phonecards business.

         This analysis resulted in an implied equity reference range for Scientific Games of approximately $23.00 to $29.25 per share based on the December Plan, approximately $33.75 to $43.00 per share based on the April Plan and approximately $25.85 to $31.75 per share based on the Sensitized April Plan, as compared to the merger consideration of $26.00 per share.

Leveraged Buyout Analysis.

         Salomon Smith Barney derived an implied equity reference range for Scientific Games by performing a leveraged buyout analysis utilizing management's April Plan and assuming a range of required rates of return to a financial buyer of approximately 19% to 46% and a range of EBITDA terminal multiples of 3.0x to 5.0x. This analysis indicated an implied equity reference range for Scientific Games of approximately $24.00 to $28.00 per share, as compared to the merger consideration of $26.00 per share.

Selected Companies Analysis.

         Using publicly available information, Salomon Smith Barney analyzed the market values and trading multiples of the seven selected publicly traded companies in the gaming systems and equipment manufacturing industry listed below. Since no publicly traded companies are engaged in entirely the same businesses as Scientific Games, the following companies were selected because each is engaged in one or more of Scientific Games' lines of business:

         -    Alliance Gaming Corp.
         -    Anchor Gaming
         -    GTECH Holdings Corp.
         -    International Game Technology
         -    Autotote
         -    Casino Data Systems, Inc.
         -    WMS Industries Inc.

         All multiples were based on closing stock prices on May 17, 2000. Estimated financial data for the selected companies were based on publicly available research analysts' estimates, and estimated financial data for Scientific Games were based on internal estimates of or discussions with the management of Scientific Games. Salomon Smith Barney compared firm values of Scientific Games and the selected companies as a multiple of latest 12 months and estimated calendar year 2000 EBITDA. Salomon Smith Barney also compared market values of Scientific Games and the selected companies as a multiple of estimated calendar years 2000 and 2001 earnings per share. Salomon Smith Barney then applied a range of selected multiples derived from the selected companies of latest 12 months and estimated calendar year 2000 EBITDA and estimated calendar years 2000 and 2001 earnings per share to corresponding financial data of Scientific Games in order to derive an implied equity reference range for Scientific Games. This analysis resulted in an implied equity reference range for Scientific Games of approximately $17.00 to $22.00 per share, as compared to the merger consideration of $26.00 per share.

Precedent Transactions Analysis.

         Using publicly available information, Salomon Smith Barney reviewed the implied transaction value multiples paid or proposed to be paid in the following six selected merger and acquisition transactions in the gaming systems and equipment manufacturing industry:

         Acquiror                               Target
         --------                               ------
         International Game Technology          Sodak Gaming, Inc.
         Anchor Gaming                          Powerhouse Technologies, Inc.
         Mikohn Gaming Corp.                    Progressive Systems, Inc.
         International Game Technology          Olympic Amusements Pty. Ltd.
         International Game Technology          Barcrest Ltd.
         Alliance Gaming Corp.                  Bally Entertainment Corp. (a/k/a/ Bally Wulff)

         Salomon Smith Barney compared transaction values in the selected transactions as a multiple of latest 12 months EBITDA. All multiples were based on publicly available financial information for the selected transactions. Salomon Smith Barney then applied a range of selected multiples derived from the selected transactions of latest 12 months EBITDA to corresponding financial data for Scientific Games in order to derive an implied equity reference range for Scientific Games. This analysis resulted in an implied equity reference range for Scientific Games of approximately $24.00 to $28.00 per share, as compared to the merger consideration of $26.00 per share.

Miscellaneous.

         Under the terms of its engagement, Scientific Games has agreed to pay Salomon Smith Barney for its financial advisory services upon completion of the merger an aggregate fee based on a percentage of the total consideration, including liabilities assumed, payable in the merger. The fee payable to Salomon Smith Barney is currently estimated to be approximately $3.1 million.
Scientific Games also has agreed to reimburse Salomon Smith Barney for reasonable travel and other expenses incurred by Salomon Smith Barney in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of its engagement.

         In the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of Scientific Games and Autotote for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Salomon Smith Barney and its affiliates have in the past provided investment banking services to Scientific Games unrelated to the proposed merger, for which services Salomon Smith

Barney has received compensation. In addition, Salomon Smith Barney and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Scientific Games, Autotote and their respective affiliates.

         Salomon Smith Barney is an internationally recognized investment banking firm and was selected by Scientific Games based on its experience, expertise and familiarity with Scientific Games and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

                              THE MERGER AGREEMENT

         This section of the proxy statement describes the principal provisions of the merger agreement. The following information, insofar as it relates to matters contained in or contemplated by the merger agreement, is qualified in its entirety by reference to the full text of the merger agreement, which we have attached as Appendix A to this proxy statement and which we incorporate by reference into this document. We encourage you to read the merger agreement in its entirety.

EFFECTIVE TIME

         The effective time of the merger will occur at the time indicated on a certificate of merger that we will file with the Secretary of State of the State of Delaware on the closing date of the merger. The closing date will occur as soon as practical after all of the conditions set forth in the merger agreement have been satisfied (or waived), unless we agree with Autotote to complete the transaction on another date. When we refer to the effective time of the merger in this proxy statement, we mean the date and time when the merger becomes effective as described in this paragraph.

THE MERGER

         At the effective time of the merger, ATX Enterprises will merge into Scientific Games, with Scientific Games surviving the merger. Immediately after the merger is completed, Scientific Games will be a subsidiary of Autotote, with all of its common stock owned, directly or indirectly, by Autotote. All of Scientific Games' properties, assets, rights, privileges, immunities, powers and purposes, and all of its liabilities, obligations and penalties will become those of the surviving company. Following completion of the merger, the Scientific Games common stock will be delisted from New York Stock Exchange, deregistered under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and no longer publicly traded. When we refer to the "surviving company" in this agreement, we mean Scientific Games as it will exist after the merger.

CONVERSION OF CAPITAL STOCK AND STOCK-BASED AWARDS

         Scientific Games Common Stock

         At the effective time of the merger, each share of Scientific Games common stock issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive $26 in cash, without interest.

         Certain shares of Scientific Games common stock will not be converted in the merger. These shares include those shares:

         - held in Scientific Games' treasury immediately prior to the effective time of the merger;

         - held by Autotote or any direct or indirect wholly owned subsidiary of Autotote which will be cancelled at the effective time of the merger without any payment; and

         - as to which Scientific Games stockholders demand appraisal rights in compliance with Delaware law. See "Additional Information -- Dissenters' Appraisal Rights" on page 46.

         Scientific Games Stock Options and Other Stock-Based Awards Exchange Procedures

         At the effective time of the merger, all stock options and other stock-based awards will become fully vested and exercisable, fully payable or distributable, as the case may be, and any performance targets related to the vesting of those awards will be deemed to have been fully achieved. At the effective time of the merger, in exchange for the option or award held:

         - each holder of options will be entitled to receive a cash payment equal to (1) $26 minus the exercise price of the option times (2) the number of shares of Scientific Games common stock subject to the option (minus any applicable withholding taxes); and

         - each holder of restricted stock awards will be entitled to receive a cash payment equal to $26 times the number of shares of Scientific Games common stock subject to the award (minus any applicable withholding taxes).

         Payment Procedures; Lost Certificates

         At the effective time of the merger, Autotote will cause cash sufficient to pay the merger consideration to each holder of shares of Scientific Games common stock to be deposited with a bank or trust company (the "Exchange Agent") designated by Autotote and reasonably acceptable to us. Promptly after the effective time of the merger, the Exchange Agent will mail a letter of transmittal and other instructional materials to you and the other Scientific Games stockholders. The letter of transmittal and other materials will tell you how to surrender your Scientific Games common stock certificates in exchange for the merger consideration of $26 per share of Scientific Games common stock. If you have shares of Scientific Games common stock allocated to your accounts in the Scientific Games Retirement Savings Plan or the Scientific Games Employee Stock Purchase Plan or have restricted shares awarded under any other employee benefit plan, you will receive separate instructions from the combined company on how you will receive the merger consideration.

         YOU SHOULD NOT RETURN YOUR SCIENTIFIC GAMES COMMON STOCK CERTIFICATES WITH THE ENCLOSED PROXY/VOTING INSTRUCTION CARD. FURTHERMORE, YOU SHOULD NOT FORWARD THOSE CERTIFICATES TO THE EXCHANGE AGENT, SCIENTIFIC GAMES OR AUTOTOTE UNLESS AND UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FOLLOWING THE EFFECTIVE TIME OF THE MERGER.

         You will not be entitled to receive the merger consideration until you surrender your Scientific Games common stock certificate or certificates to the Exchange Agent, together with a properly completed and signed letter of transmittal. When you surrender your certificates, you will be entitled to receive in exchange for them a check in an amount equal to the product of the merger consideration and the number of shares of Scientific Games common stock represented by the certificates you surrender, and the surrendered certificates will be cancelled. No interest will accrue or be paid on the merger consideration. Any person presenting share certificates for exchange in a name other than the name registered in our transfer records either will have to pay to the Exchange Agent any transfer or similar taxes required to be paid because of the payment of the merger consideration to a person other than the registered holder or will have to establish that any taxes have been paid or are not applicable.

         At the effective time of the merger, our transfer record books will be closed and there will be no transfers on our books of shares of Scientific Games common stock, other than entries reflecting any open market purchases to the extent necessary to satisfy our matching obligations under our 401(k) plan for purposes, in each case, of paying the merger consideration. If shares are presented for transfer after that time, they will be surrendered and cancelled in exchange for the merger consideration (subject to Delaware law regarding dissenting shares).

         Autotote will be entitled to deduct and withhold from the merger consideration any amounts that it is required to deduct and withhold under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts (other than amounts withheld as a result of any foreign tax law) will be treated for all purposes of the merger agreement as having been paid to the holder of the surrendered certificate.

         At any time after the one year anniversary of the effective time of the merger, the surviving company will be entitled to take back any funds from the Exchange Agent that the Exchange Agent has not yet paid, and after that time, holders of Scientific Games certificates will have to surrender their certificates to the surviving company to receive the merger consideration. Neither Scientific Games, Autotote, ATX, the surviving company nor the Exchange Agent will be responsible to any former Scientific Games stockholder for any amounts delivered to a public official under any abandoned property, escheat or similar laws.

         If you have lost a certificate, or if it has been stolen or destroyed, before you will be entitled to receive the merger consideration, you will have to make an affidavit that your certificate was lost, stolen or destroyed and if Autotote requires, you'll have to post a bond indemnifying Autotote, the surviving company and the Exchange Agent against any claims made against them with respect to that certificate.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains representations and warranties by Scientific Games, on the one hand, and Autotote and ATX, on the other hand. Scientific Games made representations and warranties that relate to, among other things, it and its subsidiaries' corporate organization and qualification; certificate of incorporation and by-laws and similar organizational and governance documents; capitalization; power and authority to enter into the merger agreement and complete the transactions contemplated by the agreement; absence of violation of organizational documents, law or contracts; filings and consents required to be made in connection with the merger; possession of and compliance with permits required to conduct business; Securities and Exchange Commission filings and the financial statements contained in those filings; absence of material adverse changes since December 31, 1999; employment, employee benefits and related matters; validity of certain material contracts, the absence of material defaults under those contracts; absence of material legal proceedings; absence of material environmental liabilities; ownership and possession of rights to use trademarks, patents, copyrights and other proprietary rights; filing and accuracy of tax returns; existence or absence of non-competition agreements; our stockholders rights agreement; the Scientific Games Board's determinations and resolutions regarding the merger agreement; receipt of the opinion of Scientific Games' financial advisor; and broker's fees.

         Autotote and ATX also have made representations and warranties. Their representations and warranties relate to, among other things: corporate organization; power and authority to enter into the merger agreement and complete the transactions contemplated by the merger agreement; absence of violation of organizational documents, law or contracts; filings and consents required to be made in connection with the merger; absence of material legal proceedings; broker's fees; solvency and possession of financing sufficient to complete the transactions contemplated by the merger agreement.

CONDUCT OF THE BUSINESS PENDING THE MERGER

         Under the merger agreement, we have agreed that we will (and that we will require our subsidiaries to) conduct business only in the ordinary course and that we will (and that we will require our subsidiaries to) use reasonable commercial efforts to keep substantially intact our business organization; to maintain the services of our key officers and employees and to preserve our relationships with customers, suppliers and others with whom we have significant business relations. In addition, we have agreed that we will not (and that we will not permit our subsidiaries to) take any of the following actions without Autotote's consent, except for actions contemplated by the merger agreement or disclosed to Autotote prior to signing the merger agreement:

         - amend our certificate of incorporation or by-laws or the similar organizational and governance documents of our subsidiaries;

         - issue, sell, pledge or otherwise dispose of or encumber (or authorize any of those actions with respect to) shares of our capital stock or that of our subsidiaries, securities convertible into shares of our capital stock or that of our subsidiaries, or rights to acquire shares of our capital stock or that of our subsidiaries, except for the issuance of shares as a result of the exercise of Scientific Games stock options or stock awards existing when we entered into the merger agreement or pursuant to any stock fund under any benefit plan or in the ordinary course of business consistent with past practice, or that we otherwise grant, pursuant to employment offers, as permitted under the merger agreement;

         - except in the ordinary course of business or in non-material transactions, issue, sell, pledge or otherwise transfer or encumber (or authorize any of those actions with respect to) any of our property or assets or any of the property or assets of our subsidiaries;

         - declare, set aside, make or pay any dividend or other distribution other than the dividends made to us by our subsidiaries or to our subsidiaries by our other subsidiaries, subject to limits for cross border transactions, or in connection with tax withholding obligations, or in settlement or discharge of claims by our stockholders based on their equity interest in the Company;

         - reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire any of our capital stock, except pursuant to existing employee benefit plans;

         - acquire any interests in any corporation or other business entity or any portion of any other business entity other than specific permitted transactions; incur indebtedness or issue debt securities or assume, guarantee or otherwise become responsible for the debts of another person, except for indebtedness incurred under our existing credit facilities, or other indebtedness not in excess of $500,000 in the aggregate; make or authorize any material capital expenditures, other than pursuant to our existing capital expenditure budget or in excess of $1 million; or enter into any contract that would not be permitted by the foregoing;

         - increase the compensation or severance payable to directors, officers or employees, except for increases in salary or wages of employees in the ordinary course of business, grant any severance or termination pay or make any loan to any director, officer or employee (except to make payments required to be made under obligations existing of the date of the merger agreement; enter into or modify any severance benefit agreement in excess of specified limits; establish, adopt, enter into or amend any collective bargaining agreement, employee plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case, as may be required by law, or as would not result in a material increase in the cost of maintaining such collective bargaining agreement, employee plan, trust, fund, policy or arrangement and would not otherwise impose any material restraint on our business or operations;

         - modify our accounting policies or procedures, other than in the ordinary course of business or as required by law or GAAP;

         - make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability if the effect thereof would be adverse in any material respect to Scientific Games;

         - pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) except for the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements or incurred in the ordinary course of business and except for any other payment, discharge or satisfaction in an amount not to exceed $75,000 in the aggregate;

         - authorize or enter into any agreement or make any commitment to do any of the foregoing;

OTHER AGREEMENTS OF SCIENTIFIC GAMES AND AUTOTOTE

         In addition to our agreements regarding the conduct of our business, Scientific Games and Autotote have also agreed to take several other actions:

         - we have agreed, along with Autotote, to give each other prompt notice of certain events, such as any communication from any governmental entity and any event that is likely to be materially adverse to us or to our ability, or the ability of Autotote to complete the merger;

         - we have agreed to provide Autotote with reasonable access to our properties, information and personnel and to furnish any information regarding our properties, information and personnel to Autotote as it may reasonably request;

         - Autotote has agreed to arrangements regarding the liability, indemnification of and insurance for our officers and directors, as more fully discussed in "Interests of Certain Persons in the Merger" on page 40;

         - we have agreed, along with Autotote to take all reasonable and lawful actions necessary or appropriate to complete the merger, to use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders required in connection with the merger agreement and the transactions contemplated by the merger agreement, and to use commercially reasonable efforts to make all necessary filings and other submissions required or appropriate, including under federal securities laws and state "blue sky" laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and any other applicable laws;

         - we have agreed, along with Autotote, to consult and coordinate with each other in issuing any press release or other public statement related to the merger, and to not issue any release or other statement without the consent of the other parties unless required by law or the rules of certain self-regulatory organizations and the New York Stock Exchange; and

         - we have agreed not to (and to not permit any of our subsidiaries or any of our or our subsidiaries' representatives to) initiate, solicit or encourage, directly or indirectly, any inquiries or proposals with respect to any merger, sale of assets, sale of capital stock or similar transaction involving, or any purchase or sale of all or any significant portion of our assets, or 20% or more of our equity securities (any proposal or offer of this nature being referred to as an "Acquisition Proposal"). We may, however (and may cause our subsidiaries and our subsidiaries' representatives to) have discussions with or provide confidential information or data relating to us or our subsidiaries to any person with respect to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal or accept an Acquisition Proposal, if the Acquisition Proposal involves an unsolicited Superior Proposal (as described below). In this connection, we may engage in discussions or negotiations with, or provide information to, a person making an unsolicited written offer to engage in an Acquisition Proposal or recommend such a proposal to our stockholders, if (1) the Scientific Games Board concludes in good faith that the proposed Acquisition Proposal involves a proposal to acquire, for cash and/or securities, all of the equity securities or substantially all of the Assets of the Company and would be more favorable to our stockholders from a financial point of view (a "Superior Proposal"), (2) the Scientific Games Board determines in good faith after consultation with independent legal counsel that there is a reasonable risk that taking action with respect to the proposal is necessary for it to properly discharge its fiduciary duties, (3) prior to providing any information or data, we have entered into a confidentiality agreement with the person making the offer on terms substantially similar to those contained in our confidentiality agreement with Autotote, and (4) we notify Autotote promptly of the receipt of the proposal.

EMPLOYEE BENEFIT PLANS

         For a period of three years after the effective time of the merger, the surviving company will maintain employee benefit plans and similar arrangements that, in the aggregate, provide benefits to our employees covered under such plans or similar arrangements as of the date of the merger agreement at a level substantially similar to the level provided under our employee benefit plans and arrangements as in effect immediately prior to the effective time of the merger, except that such requirement will not apply to any employee benefit plans under which employees may receive or which are based on company common stock or which are inconsistent with any employment agreement. After the effective time of the merger, the surviving company will honor our severance plans (or policies) and all (or otherwise permitted) existing employment and severance agreements and severance plans that apply to our current or former employees or directors in accordance with their terms.

CONDITIONS TO COMPLETION OF THE MERGER

         All Parties

         The respective obligations of Scientific Games, on the one hand, and Autotote, on the other, to complete the merger are subject to the satisfaction at or prior to the effective time of the merger of the following conditions:

         - approval and adoption of the merger agreement and the transactions contemplated by the merger agreement by the stockholders of Scientific Games;

         - absence of any action or proceeding that has resulted in or is reasonably likely to result in any order, judgment or decree issued by any governmental entity or any other legal restraint
                  (i) preventing or seeking to prevent consummation of the merger, or (ii) as a condition to the obligations of Autotote and ATX, prohibiting or seeking to prohibit, or limiting or seeking to limit, Autotote from exercising all material rights and privileges pertaining to its ownership of the surviving corporation or any investor in Autotote from owning and exercising all material rights and privileges pertaining to its ownership of its interest in Autotote or the ownership or operation by Autotote or any of its subsidiaries of all or a material portion of the business or assets of the surviving corporation and its subsidiaries, or compelling or seeking to compel Autotote or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Autotote or any of its subsidiaries (including the surviving corporation and its subsidiaries) as a result of the merger or the transactions contemplated by the merger agreement;

         - no statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the merger which makes the consummation of the merger illegal; and

         - expiration or termination of any waiting period (and any extension of any waiting period) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and all clearances and approvals under any non-U.S. monopoly laws, except where the failure to have obtained any clearances or approvals with respect to any non-U.S. monopoly laws could not reasonably be expected to have a material adverse effect on Scientific Games, Autotote or their respective subsidiaries.

         Autotote and ATX

         The obligations of Autotote and ATX to complete the merger are subject to the satisfaction of the following additional conditions, unless waived by Autotote and ATX: the truth and correctness in all material respects of the representations and warranties of Scientific Games (without giving effect to qualifications of materiality contained in such representations and warranties) on and as of the effective time, with the same force and effect as if made on and as of the effective time, except for changes contemplated by the merger agreement, representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date or, if incorrect, it is certified by Scientific Games that the failure of such representations and warranties would not have a material adverse effect, or where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a material adverse effect and Autotote and ATX shall have received a certification of Scientific Games to such effect); Scientific Games shall, in all material respects, have performed or complied with the agreements and covenants required to be performed or complied with by it on or prior to the effective time; all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made for the authorization, execution and delivery of the merger agreement and the consummation by Scientific Games of the contemplated transactions shall have been obtained and made by Scientific Games, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a material adverse effect on Scientific Games or Autotote and a distribution date shall not have occurred under our rights agreement.

         Scientific Games

         The obligation of Scientific Games to complete the merger is subject to the satisfaction of the following additional conditions, unless waived by Scientific Games: the representations and warranties of Autotote and ATX contained in the merger agreement (other than those as to certain conflicts or the absence of any litigation are true and correct in all respects (without giving effect to qualifications of materiality contained in such representations and warranties) on and as of the effective time, with the same force and effect as if made on and as of the effective time, except for changes contemplated by the merger agreement, representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, or, if incorrect, it is certified by Autotote that the failure of such representations and warranties to be true would not have a material adverse effect, or where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a material adverse effect, and Scientific Games shall have received a certification to such effect); Autotote and ATX shall, in all material respects, have performed or complied with the agreements and covenants required to be performed or complied with by them on or prior to the effective time; all material consents, waivers, approvals, authorizations or orders required to be obtained and all filings required to be made for the authorization, execution and delivery of the merger agreement and the consummation by them of the contemplated transaction shall have been obtained and made by Autotote or ATX, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a material adverse effect; the opinion of Scientific Games' financial advisor shall not have been withdrawn as of the date of the proxy statement; and Scientific Games shall have received from a satisfactory investment banking or accounting firm, a satisfactory opinion to the effect that the consummation by Autotote and ATX of the transactions contemplated by the merger agreement, including, without limitation, the entering into of any financing agreement which may be necessary in connection therewith, will not render Autotote or the surviving corporation insolvent or unable to pay its obligations as they mature.

TERMINATION OF THE MERGER AGREEMENT

         The merger agreement may be terminated at any time prior to the effective time of the merger, notwithstanding approval thereof by the stockholders of Scientific Games:

         - by mutual written consent duly authorized by the Boards of Directors of Autotote and Scientific Games; or

         - by either Autotote or Scientific Games if the merger is not consummated by September 30, 2000 (other than because the Scientific Games special meeting has not been held by July 31, 2000 or because the stockholders of Scientific Games have not approved the merger); provided, that any party whose failure to fulfill any obligation under the merger agreement has been the principal cause of, or resulted in, the failure of the merger to be consummated on or prior to such date is not eligible to terminate the merger under this provision; or

         - by either Autotote or Scientific Games, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission having authority with respect thereto shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; or

         - by Autotote, if the special meeting has not been held by July 31, 2000, or by Autotote or Scientific Games if the stockholders of Scientific Games shall not have approved the merger and merger agreement at the special meeting; or

         - by Autotote, if, whether or not permitted to do so by the merger agreement, the Board of Directors of Scientific Games or Scientific Games withdraws, modifies or changes its approval or recommendation of the agreement or the merger in a manner adverse to Autotote; approves or recommends to the stockholders of Scientific Games an alternative transaction; or approves or recommends that the stockholders of Scientific Games tender their shares in any tender or exchange offer that is an Alternative Transaction, or takes any position or makes any disclosure to Scientific Games' stockholders permitted under the merger agreement which has the effect of any of the foregoing; or

         - by Scientific Games, in order to accept a Superior Proposal, if the merger and the merger agreement have not already been approved at the special meeting, the Board of Directors of Scientific Games determines in good faith (on the advice of independent counsel), that there is a reasonable risk that the Board is required to accept such proposal in order to discharge properly its fiduciary duties, Scientific Games, in fact, accepts such proposal and Scientific Games has complied with the non-solicitation provisions of the merger agreement; or

         - by Autotote or Scientific Games, if any representation or warranty of Scientific Games, Autotote or ATX, respectively, set forth in the merger agreement shall be untrue in any material respect when made, such that a material adverse effect exists as a result thereof (a "Terminating Misrepresentation"); provided that, if such Terminating Misrepresentation is curable prior to September 30, 2000 by Scientific Games or Autotote, as the case may be, through the exercise of its reasonable best efforts to eliminate, undo or reverse the event or circumstance giving rise to such Terminating Misrepresentation and for so long as the Scientific Games or Autotote, as the case may be, continues to exercise such reasonable best efforts, neither Scientific Games nor Autotote, respectively, may terminate the merger agreement under this provision; or

         - by Autotote, if any representation or warranty of Scientific Games shall have become untrue in any material respect such that a material adverse effect exists as a result thereof, or by Scientific Games, if any representation or warranty of Autotote and ATX shall have become untrue in any material respect such that a material adverse effect exists as a result thereof (in each case, a "Terminating Change"), in either case, other than by reason of a Terminating Breach (as hereinafter defined); provided that, if any such Terminating Change is curable prior to September 30, 2000 by Scientific Games or Autotote, as the case may be, through the exercise of its reasonable best efforts, and for so long as Scientific Games or Autotote, as the case may be, continues to exercise such reasonable best efforts, neither Scientific Games or Autotote, respectively, may terminate this Agreement under this provision; or

         - by Scientific Games or Autotote, upon a material breach of any covenant or agreement on the part of the Scientific Games or Autotote set forth in the merger agreement such that a material failure to perform would result (in each case, a "Terminating Breach"); provided that, except for any breach of Scientific Games' non-solicitation obligations, if such Terminating Breach is curable prior to September 30, 2000 by Scientific Games or Autotote, as the case may be, through the exercise of its reasonable best efforts and for so long as Scientific Games or Autotote, as the case may be, continues to exercise such reasonable best efforts, neither Scientific Games nor Autotote, respectively, may terminate this Agreement under this provision.

         As used in the merger agreement, "Alternative Transaction" means any of
(i) a transaction pursuant to which any person other than Autotote or its affiliates (a "third party") acquires or would acquire more than 20% of the outstanding shares of any class of equity securities of Scientific Games, whether from Scientific Games or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Scientific Games, pursuant to which any third party acquires more than 20% of the outstanding equity securities of Scientific Games, or the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any third party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of Scientific Games and securities of the entity surviving any merger or business combination including any of Scientific Games' subsidiaries) of the Scientific Games, or any of its subsidiaries, having a fair market value (as determined by the Board of Directors of Scientific Games, in good faith) equal to more than 20% of the fair market value of all the assets of Scientific Games and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other material consolidation, business combination, recapitalization, redemption, extraordinary dividend or similar transaction involving Scientific Games or any of Scientific Games' significant subsidiaries (other than any acquisition by Scientific Games, for fair market value, of any business, or any equity interest therein, having a fair market value (as determined by the Board of Directors of Scientific Games, in good faith) equal to no more than 20% of the fair market value of all the assets of Scientific Games and its subsidiaries, taken as a whole, immediately prior to such transaction), other than the transactions contemplated by the merger agreement; provided, however, that an Alternative Transaction will not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities. In the case of any Alternative Transaction which has not, directly or indirectly, through any officer, director, employee, representative or agent of Scientific Games or any of its subsidiaries, been solicited or encouraged by Scientific Games, and which the Board of Directors of Scientific Games has rejected, recommended that stockholders of Scientific Games do not accept or approve, and used reasonable best efforts in good faith to prevent, the applicable percentage is 35% instead of 20%.

         Whether or not we complete the merger, all fees and expenses incurred in connection with the merger will be paid by the party incurring the expenses. However, the costs and expenses of printing and mailing this proxy statement and all filing and other fees paid to the Securities and Exchange Commission in connection with the merger will be shared equally by Scientific Games, on the one hand, and Autotote, on the other. In addition, under the circumstances described below under "Termination Fee," Scientific Games will be obligated to pay certain costs and expenses of Autotote.

AMENDMENT; WAIVER.

         The merger agreement may be amended in writing by mutual agreement of the parties by action taken by or on behalf of the parties' respective boards of directors at any time prior to the effective time of the merger. However, after adoption of the merger agreement by the Scientific Games stockholders, no amendment may be made that would reduce the amount or change the type of consideration that you are to receive under the merger agreement. At any time prior to the effective time of the merger, any party to the merger agreement may extend the time for the other party to perform its obligations under the agreement, waive any inaccuracy in the other party's representations and warranties or waive the other party's obligation to comply with any agreement or condition contained in the merger agreement.

EXPENSE AND TERMINATION FEE

         We have agreed that if the merger agreement is terminated under certain circumstances described below, we will pay expenses of up to $1,000,000 and 3% of the total cash merger consideration (an aggregate termination fee of approximately $9.3 million based on the number of outstanding non-treasury shares as of June 9, 2000) to Autotote.

EVENTS REQUIRING PAYMENT OF TERMINATION FEE.

         Autotote Fees and Expenses

         Except as described below, all fees and expenses incurred by Autotote and ATX in connection with the merger agreement and the transactions contemplated thereby shall be paid by

Autotote and ATX, whether or not the merger is consummated; provided, however, that Autotote and Scientific Games will share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the proxy statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

         Scientific Games will pay to all of Autotote's and ATX's actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by the merger agreement (including reasonable fees and expenses of counsel and accountants, commitment fees with respect to the financing of the merger and out-of-pocket expenses and reasonable fees of financial advisors) ("Autotote Expenses"), such payment of Autotote Expenses not to exceed $1,000,000, and a fee of 3% of the total cash merger consideration (the "Autotote Fee"), in each case, upon the first to occur of any of the following events:

         - the termination of the merger agreement by Autotote or Scientific Games if the merger agreement is not approved by the Scientific Games stockholders at a timely meeting or if the Scientific Games Board recommendation of the transaction is withdrawn, provided that, if the merger agreement is terminated because the stockholders have not approved and adopted the merger at the special stockholders meeting, the Autotote Fee and Autotote Expenses are only payable if there has been a Payment Trigger (as defined below); or

         - the termination of the merger agreement by Autotote if the Scientific Games Board approves or recommends an Alternative Transaction (whether by tender or exchange offer, or otherwise) or takes a position which has the effect of the foregoing; or

         - the termination of the merger agreement by Scientific Games to accept a Superior Proposal; or

         - the termination of the merger agreement by Autotote as a result of a Terminating Breach by Scientific Games; provided that the Autotote Fee and Autotote Expenses are payable under this provision only if there has been a Payment Trigger.

         The term "Payment Trigger" means either at the time of the special meeting, or at the time of the Terminating Breach, there shall be outstanding or purport to be outstanding an Acquisition Proposal which has been made directly to stockholders of Scientific Games or has otherwise become publicly known or known to holders of 10% or more of Scientific Games' Common Stock or there shall be outstanding an announcement by any credible third party of an intention to make an Acquisition Proposal which, in either case, would, if consummated, constitute an Alternative Transaction, or an Alternative Transaction shall be publicly announced by Scientific Games or any third party and such transaction shall be consummated within twelve months following the date of termination of the merger agreement on substantially the terms announced.

         Upon a termination of the merger agreement by Autotote as a result of a Terminating Misrepresentation or a Terminating Breach, Scientific Games will pay to Autotote the Autotote Expenses relating to the transactions contemplated by the merger agreement, but in no event more than $1,000,000.

         Scientific Games' Fees And Expenses

         Except as described below, all fees and expenses incurred by Scientific Games in connection with the merger agreement and the transactions contemplated thereby, shall be paid by Scientific Games, whether or not the merger is consummated; provided, however, that Scientific Games and Autotote will share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the proxy statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

         Autotote shall pay to Scientific Games the actual, documented and reasonable out-of-pocket expenses of Scientific Games relating to the transactions contemplated by the merger agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants, and out-of-pocket expenses and reasonable fees of financial advisors) ("Scientific Games Expenses"), such payment of Scientific Games Expenses not to exceed $1,000,000, and a fee of 1% of the total of the total cash merger consideration (the "Scientific Games Fee") upon the termination of the merger agreement by Scientific Games as a result of a Terminating Breach by Autotote or ATX.

         Upon a termination of the merger agreement by Scientific Games as a result of a Terminating Misrepresentation or a Terminating Breach, Autotote will pay to Scientific Games the Scientific Games Expenses relating to the transactions contemplated by the merger agreement, but in no event more than $1,000,000.

         Scientific Games and Autotote also have agreed that the Scientific Games Fee and Scientific Games Expenses are payable by Autotote in the event that the merger is not consummated because Autotote does not receive financing for the merger.

REGULATORY MATTERS.

         We cannot complete the merger unless we have filed notifications with the Antitrust Division of the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the applicable rules of the Federal Trade Commission, and specified waiting periods have expired or terminated. We, along with Autotote, filed the required notification and report forms under the Hart-Scott-Rodino Act with the Federal Trade Commission and the Antitrust Division on June 1, 2000 and June 2, 2000, respectively. We supplemented our filing on June 7, 2000. The Department of Justice has contacted Scientific Games for purposes of conducting a preliminary inquiry with respect to that filing. Scientific Games is presently cooperating with the Department of Justice in providing information requested during such inquiry. Scientific Games and Autotote believe that the proposed merger is compatible with U.S. antitrust laws. Nevertheless, there can be no assurance that completion of the merger will not be delayed or prevented because of the requirements of the U.S. antitrust laws. In addition, at any time before or after consummation of the merger, the Antitrust Division, the Federal Trade Commission, other governmental authorities or private persons could take action against the merger under the antitrust laws, including seeking to enjoin consummation of the merger, rescind the merger or cause Scientific Games or Autotote to divest, in whole or in part, any of their assets or businesses.

      Scientific Games and Autotote conduct business in a number of jurisdictions where regulatory filings or approvals are required or advisable in connection with the consummation of the merger. We are currently in the process of evaluating whether any foreign competition filings are required. The obligations of the parties to complete the merger are subject to the condition that (1) there not be any preliminary or permanent injunction decree or order issued by any governmental entity or any other legal restraint or prohibition preventing us from completing the transactions contemplated by the merger agreement and (2) the waiting periods (and any extension of any waiting period) applicable to the merger under the Hart-Scott-Rodino Act have expired or terminated. Unless extended, the waiting period will expire prior to the scheduled date of the special meeting. Clearance under all applicable customer contracts is not likely to occur until after the special meeting of Scientific Games stockholders. Scientific Games is not aware of any material governmental approvals or actions that may be required for consummation of the merger other than as described above. If any other governmental approval or action is or becomes required, we currently contemplate that we would seek that additional approval or action.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.

         The following is a summary of certain U.S. federal income tax consequences of the merger to the Scientific Games stockholders. The receipt of the cash merger consideration in exchange for Scientific Games common stock under the merger will be a taxable transaction for federal income tax purposes and may also be a taxable transaction under applicable state, local and foreign tax laws. Scientific Games stockholders will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis in the Scientific Games common stock and the amount of the cash merger consideration received in exchange for the Scientific Games common stock. Gain or loss will be a capital gain or loss if the Scientific Games common stock is held as a capital asset, and will be a long-term capital gain or loss if, at the effective time of the merger, the Scientific Games common stock was held for more than one year. This discussion may not apply to the following Scientific Games stockholders: (1) those who acquired their Scientific Games common stock by exercising employee stock options or through other compensation arrangements with Scientific Games, (2) those who are not citizens or residents of the United States, and (3) those who dissent and receive the appraised fair value of their shares or who are otherwise subject to special tax treatment. Each Scientific Games stockholder is urged to consult his, her or its tax advisor with respect to the tax consequences of the merger, including the effects of applicable state, local, foreign or other tax laws.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Some of Scientific Games' directors and executive officers have interests in the merger that are in addition to their interests as Scientific Games stockholders generally. Also, it is expected that certain executive officers of Scientific Games will enter into employment agreements with the surviving corporation and that Mr. Malloy will enter into a consulting agreement with Autotote that will, in each case, become effective upon completion of the merger. The Scientific Games Board was aware of these interests and considered them, among other things, in adopting the merger agreement and approving the transactions contemplated by the merger agreement.

    Certain Agreements Containing Change In Control And Severance Provisions

         Mr. Malloy and fourteen other members of senior management of Scientific Games are parties to agreements with change in control provisions. The Board of Directors has provided, for purposes of such agreements and the Company's stock option plans and certain other benefit plans, that a potential change in control has occurred in connection with the merger and a change in control will occur upon completion of the merger, notwithstanding the Board's approval of the merger.

         Under Mr. Malloy's existing employment and severance benefits agreement with Scientific Games, Mr. Malloy is entitled to resign (and, upon the effective time of the merger will resign) from all positions with Scientific Games -- as discussed below, Mr. Malloy will enter into a consulting agreement with Autotote and join Autotote's Board of Directors.

         Upon Mr. Malloy's resignation, Scientific Games will be obligated to pay, in addition to his base salary through his resignation, a lump payment to him equal to three times the average of Mr. Malloy's annual base salary plus bonus paid for the preceding 24 months. All of his options and restricted stock also will immediately vest. Mr. Malloy and his family also will be entitled to the continuation of certain life, medical and other insurance benefits for up to three years and Mr. Malloy will receive title to the motor vehicle provided by Scientific Games. The amount of such severance payment will be adjusted upward for the amount of any additional federal tax on Mr. Malloy's severance benefits due under Section 280G of the Internal Revenue Code in connection with a change in control of Scientific Games.

         Scientific Games' employment and severance benefits agreement with Mr. Malloy also contains confidentiality, non-competition and non-solicitation provisions with regard to employment and customers of Scientific Games. Such provisions will survive the merger generally for at least three years.

         Under his consulting agreement with Autotote, Mr. Malloy will serve as a consultant to Autotote and will be appointed to the Board of Directors of Autotote as of the effective time of the merger. Under the consulting agreement, Mr. Malloy will receive $16,667 per month, a lump sum payment of $2 million in lieu of estimated and potential benefits which would be payable to him under the Scientific Games Supplemental Executive Retirement Plan, $200,000 for the extension of the coverage of his non-compete and other restrictive agreements to cover Autotote in addition to Scientific Games, and certain other benefits, including continuation of certain life, medical and other benefits and customary director's fees. Payments in lieu of the actual and potential benefits under Scientific Games' Supplemental Executive Retirement Plan and for extension of the scope of his restrictive agreement also will be adjusted upward for the amount of any tax payable thereon, based on the change in control of Scientific Games, for purposes of the Code.

         Fourteen (14) other members of senior management, including all named executive officers, ("covered employees") also have severance benefits agreements, pursuant to which Scientific Games has agreed to pay certain benefits to such individuals in the event of termination of employment after a change in control.

         In the event of a termination by Scientific Games (other than for defined cause) or by the covered employees on account of a constructive termination within two years after the merger, severance benefits would be payable, in addition to base salary owing and bonus prorated through the date of termination, each month for three years, in an amount equal to one-twelfth of the highest rate of base salary and highest bonus paid during the two-year period immediately preceding the date of termination or the merger, whichever is higher, and the officer would receive title to the motor vehicle provided by Scientific Games. Also, Scientific Games would be required to maintain, for up to three years, all life, medical and other all life, medical and other insurance benefit plans (to the extent, after the COBRA period of 18 months, that the covered employee is insurable) in which the covered employee was entitled to participate prior to termination and to have assigned to him, to the extent assignable, any such policies at the end of such three-year period. Such agreements also require Scientific Games to pay the reasonable legal fees and expenses, if any, incurred by the covered employee in the successful enforcement of any right or benefit provided under such severance benefits agreements. In such agreements, each covered employee has committed to remain an employee of Scientific Games, notwithstanding any commencement of an exchange offer, proxy contest or other steps to effect a change in control until any such tender offer, proxy contest or other steps are abandoned or terminated or until a change in control is actually effected.

         It is anticipated that some number of the covered employees and certain other key employees currently without such agreements will enter into three year employment agreements providing benefits which, taken as a whole, are believed to be at least as favorable to the employee as those provided by the severance benefits agreements. Covered employees with such existing severance benefits agreements who are offered and accept new employment agreements would terminate their existing severance benefits agreements as of the effective time and execution of their new employment agreements. Under the new employment agreements, the employee would receive a specified base salary, plus an annual cash bonus and stock options commensurate with, and based upon, substantially the same criteria as applicable to Autotote's executive officers. The employee would also be entitled to participate in disability, medical, life and other insurance plans, as well as Autotote's retirement or savings plans based on substantially the same criteria as stated above and would be furnished with an annual transportation allowance ranging from $8,000 to $16,000. In the event the employee's employment was terminated without cause by the company, or by the employee, in the case of certain events of constructive termination, Scientific Games would pay for up to three years, as severance benefits to such employee each month, an amount equal to one-twelfth of the employee's highest annual base salary plus bonus paid during the prior twenty-four months, and maintain or fund certain benefits for up to three years. Payments of certain benefits, including base salary, would continue for specified periods of up to one year in the event of the employee's disability or death. The new employment agreements also include certain provisions prohibiting the covered employee from disclosing confidential information of Scientific Games during the term of the agreement and for up to two years thereafter.

         Stock Options and Other Stock Based Awards

         As described in "The Merger Agreement -- Conversion of Capital Stock and Stock Based Awards" on page 23, at the effective time of the merger, all stock options and other restricted stock will become fully vested and exercisable, fully payable or distributable, as the case may be, any performance targets related to the vesting of those options or awards will be deemed to have been fully achieved, and the options and other awards will be cashed out. Scientific Games' directors and executive officers are among those persons who own stock options and other stock based awards that will vest and become payable as a result of the merger. Each stock option will be converted into the right to receive a cash payment equal to $26 minus the exercise price of the option times the number of shares of Scientific Games common stock subject to the option and each other stock based award will be converted into the right to receive a cash payment equal to $26 times the number of shares of Scientific Games common stock subject to the award. Some stock options, however, have exercise prices in excess of $26 and therefore the holders of those options will not receive any payment for those options. The Scientific Games Holding Corp. 1998 Stock Purchase Plan will be suspended as of June 30, 2000 and will terminate if the merger with Autotote is completed.

         Indemnification and Insurance

         Autotote has agreed that the certificate of incorporation and by-laws of the surviving company will contain the same provisions regarding the liability of directors and the indemnification of directors and officers that were contained in the certificate of incorporation and by-laws of Scientific Games on the date we entered into the merger agreement, and that those provisions will not be amended, repealed or otherwise modified for a period of seven years from the effective time of the merger. In addition, the surviving company will indemnify and hold harmless each of our and our subsidiaries' present and former directors, officers and employees (determined as of the effective time of the merger) against any costs or expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (in whole or in part) the transactions contemplated by the merger agreement or otherwise with respect to acts or omissions occurring at or prior to the effective time of the merger, whether asserted or claimed prior to, at or after the effective time of the merger, to the same extent as provided under our charter documents or any applicable contract or agreement (as in effect on the date of the merger agreement) for a period of seven years after the effective time of the merger. In addition, Autotote has agreed that, for a period of not less than six years after the effective time of the merger, the surviving company will provide directors' and officers' liability insurance with coverage in amount and scope at least as favorable as our existing policies with respect to claims arising from facts or events that occurred prior to the effective time of the merger, although they are not obligated to pay any premiums in excess of 150% of the premiums currently paid by Scientific Games.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of May 31, 2000, certain information concerning ownership of common stock by:

         - each person who we know owns beneficially more than 5% of our common stock

         -        each director individually

         - our chief executive officer and each other named executive officer (as defined) listed in the Summary Compensation Table

         -        all of our directors and executive officers as a group.


                                                                                 AMOUNT OF            PERCENT
                                                                                 BENEFICIAL       OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP                       OWNERSHIP(1)         SHARES(1)
---------------------------------------------------------                       ------------      ---------------
Paul F. Balser(2) .........................................................         15,000              *
Mark E. Jennings(3) .......................................................         25,000              *
Edith K. Manns(4) .........................................................         16,200              *
Dennis L. Whipple(2) ......................................................         16,200              *
William G. Malloy(5) ......................................................        682,910            5.6%
William F. Behm(6) ........................................................        177,608              *
Thomas F. Little(7) .......................................................         63,123              *
Cliff O. Bickell (8) ......................................................         69,873              *
All Executive Officers and Directors as a group (21 persons) (9) ..........      1,251,095            9.9%
Merrill Lynch & Co., Inc. (10) ............................................      1,285,900           10.8%
Private Capital Management, Inc. (11) .....................................      2,273,583           19.1%
Sanford C. Bernstein & Co., Inc. (12) .....................................        924,450            7.8%

   *   Less than 1%.
  (1) The determinations of "beneficial ownership" of common stock are based upon Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such rule provides that shares will be deemed "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of, shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Except as disclosed in the other notes to the table, each person has sole voting and investment power with respect to the entire number of shares shown as beneficially owned by such person.
(2)      Comprised of options exercisable within 60 days.
(3) Includes 15,000 shares issuable pursuant to options exercisable within 60 days.
(4) Includes 15,400 shares issuable pursuant to options exercisable within 60 days.
(5) Includes 251,748 shares issuable pursuant to options exercisable within 60 days, 952 shares in the company's 401(K) Plan and 2,943 shares under the employee stock purchase plan ("ESPP") allocated to the named officer.
(6) Includes 136,861 shares issuable pursuant to options exercisable within 60 days and 955 shares in the company's 401(K) Plan allocated to the named officer.
(7) Includes 59,999 shares issuable pursuant to options exercisable within 60 days, 955 shares in the company's 401(K) Plan and 2,170 shares under the ESPP allocated to the named officer.
(8) Includes 63,131 shares issuable pursuant to options exercisable within 60 days, 674 shares in the company's 401(K) Plan and 1,469 shares under the ESPP allocated to the named officer.
(9) Includes 726,586 shares issuable pursuant to options exercisable within 60 days and 15,578 shares in the company's 401(K) Plan allocated to 14 of the company's 17 executive officers, and 10,499 shares allocated to 8 of the company's 17 executive officers under the ESPP.
(10) The following information is based on a Schedule 13G/A dated February 4, 2000. Merrill Lynch & Co Inc ("Merrill") reports its address as 250 Vesey Street, World Financial Center North Tower, New York, New York 10381-1334. Merrill reports that voting and dispositive power with respect to all 1,285,900 shares is shared by Merrill Lynch Global Allocation Fund, Inc. (the "Fund") and the Merrill Lynch Asset Management Group ("MLAMG"), which includes Merrill Lynch Asset Management, L.P. ("MLAM"). Merrill reports the Fund is advised by MLAM. The Fund reports that it is an investment company registered under
         Section 8 of the Investment Company Act of 1940. MLAMG reports that it is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940.
(11) The following information is based on a Schedule 13G/A dated February 15, 2000. Private Capital Management, Inc. ("Private Capital") reports its address as 3003 Tamiami Trail N., Naples, Florida 34103. Private Capital reports beneficial ownership of 1,893,883 shares and voting power with respect to none of the shares. Private Capital reports that it shares dispositive power with respect to all 1,893,883 shares with Bruce S. Sherman, Chairman of Private Capital, and that it exercises shared dispositive power with respect to the shares held by it on behalf of its clients. Private Capital reports that it is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Private Capital also reports that Mr. Sherman is the managing general partner of SPS Partners, L.P. ("SPS") which acts as the investment advisor to the Entrepreneurial Value Fund, L.P. ("EVF") and exercises shared dispositive power with respect to 368,700 shares owned by EVF. Mr. Sherman reports that he has sole voting and dispositive power with respect to 11,000 shares. Mr. Gregg J. Powers, President of Private Capital, reports that he has sole voting and dispositive power with respect to 5,000 shares. SPS reports it has shared dispositive power with respect to 368,700 shares. Mr. Sherman thus reports beneficial ownership of a total of 2,273,583 shares and shared dispositive power with respect to all 1,893,883 shares beneficially held by Private Capital. Mr. Sherman and Mr. Powers disclaim the existence of a group.
(13) The following information is based on a Schedule 13G dated February 8, 2000. Sanford C. Bernstein & Co., Inc. ("Sanford") reports its address as 767 Fifth Avenue, New York, New York 10153. Sanford reports that it is a registered investment advisor. Sanford reports that it beneficially owns 924,450 shares, has sole voting power with respect to 755,590 shares, shared voting power with respect to 13,200 shares with an independent voting agent who is required to vote the shares in the same manner as Sanford, and sole dispositive power with respect to all of the 924,450 shares it holds.

           PRICE RANGE OF SCIENTIFIC GAMES COMMON STOCK AND DIVIDENDS

         PRICE RANGE

         Scientific Games common stock is listed on the New York Stock Exchange ("SG"). The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices per share of Scientific Games common stock as quoted on the New York Stock Exchange Composite Transactions Tape.


                 1999                   HIGH              LOW
First Quarter                          $18.25           $16.75
Second Quarter                          19.25            15.44
Third Quarter                           21.00            19.19
Fourth Quarter                          19.75            14.50


                 1998                   HIGH              LOW
First Quarter                          $23.00           $19.25
Second Quarter                          23.44            17.56
Third Quarter                           24.00            18.31
Fourth Quarter                          19.31            16.00

         On April 18, 2000, one month before Scientific Games issued its initial public announcement regarding the merger, the closing price on the New York Stock Exchange Composite Tape was $15.875.

         On May 12, 2000, one week before Scientific Games issued its initial public announcement regarding the merger and the last trading day prior to an inadvertent public disclosure by Autotote with respect to a potential transaction between Scientific Games and Autotote, including reference to a potential merger consideration per share of $26.00, the closing sale price per share of Scientific Games common stock quoted on the New York Stock Exchange Composite Transactions Tape was $18.00.

         On May 17, 2000, the last trading date before the joint public announcement by Scientific Games and Autotote of the execution of the merger agreement, the closing sale price per share of Scientific Games common stock quoted on the New York Stock Exchange Composite Transactions Tape was $17.88.

         On June 2, 2000, a recent trading day prior to the date of this proxy statement, the closing price per share of Scientific Games common stock quoted on the New York Stock Exchange Composite Transactions Tape was $24.19.

         You are urged to obtain current information with respect to the price of the Scientific Games common stock.

DIVIDEND POLICY

         Scientific Games has never declared or paid any dividends on its common stock. Scientific Games currently anticipates that its earnings will be retained for development of its business and does not anticipate paying any cash dividends on its common stock in the foreseeable future.

PARTIES TO THE MERGER

         SCIENTIFIC GAMES

         Additional information regarding our business can be found in the documents that we have filed with the Securities and Exchange Commission. See "Additional Information -- Where You Can Find More Information" on page 49.

         AUTOTOTE

         Autotote is a leading worldwide supplier of technologically advanced computerized wagering systems and related equipment, as well as a licensed international operator of gaming venues. It provides technology, software, equipment and services for pari-mutual wagering conducted at thoroughbred, harness and greyhound racetracks, off-track betting establishments ("OTBs") and jai alai frontons. Autotote also is a leading provider of sophisticated, customized computer software, equipment and data communication services to government-sponsored and privately operated lotteries. Additionally, Autotote also provides operations management for domestic and international OTBs and gaming venues. Related products and services that Autotote offer racetracks, OTBs and frontons include wagering systems, simulcasting and telecommunications services, venue management and lottery systems and services.

         For fiscal 1999, Autotote generated revenues and EBITDA (earnings before interest, taxes, depreciation and amortization, gains/loss on sale of businesses and other income/deductions) of $211.1 million and $40.5 million, respectively. The majority of its revenues were derived from its pari-mutual systems operations. Pari-mutual operations accounted for 56%, 56% and 47% of Autotote's total revenues for the fiscal years 1997, 1998 and 1999, respectively, venue management operations service revenue accounted for 28%, 32% and 29% of Autotote's total service revenue for fiscal 1997, 1998 and 1999, respectively, and lottery operations accounted for 15%, 11% and 23% of Autotote's total revenues for the fiscal years 1997, 1998 and 1999, respectively.

         In a transaction announced at the same time as the merger, Olivetti has entered into a commitment letter with Autotote pursuant to which Olivetti committed that it or its affiliates would acquire $100 million of new Autotote convertible preferred stock, convertible into Autotote common stock, which, upon conversion, would be equal to approximately 30% of the common entity of Autotote. Other investors have issued similar commitment letters for an additional $10 million of convertible preferred stock.

         Olivetti, among many businesses is, through Telecom Italia, one of the world's largest providers of telecommunications services with significant presences in Europe and South America. Olivetti and Telecom Italia, in addition to their forty-five percent ownership in Lottomatica, the leading operator in the lottery business in Italy, provide wagering products and services to sports betting outlets and pari-mutuel facilities in Italy.

         ATX ENTERPRISES, INC.

         ATX Enterprises, Inc. was organized as a Delaware corporation shortly before we entered into the merger agreement and is currently a wholly owned subsidiary of Autotote. ATX has not conducted any significant business operations to date other than in connection with the merger agreement and the transactions contemplated by the merger agreement. The principal offices of ATX are located at 750 Lexington Avenue, 25th Floor, New York, New York 10022 and its telephone number is 212.754.2233.

                             ADDITIONAL INFORMATION


DISSENTERS' APPRAISAL RIGHTS

         You have the right to dissent from the merger and to demand and obtain cash payment of the appraised value of your shares of Scientific Games common stock under the circumstances described below. The appraised value that you obtain for your shares by dissenting may be less than, equal to or greater than the $26 per share cash merger consideration provided for in the merger agreement but will not include any element of value arising from the accomplishment or expectation of the merger. If you fail to comply with the procedural requirements of Section 262 of the Delaware General Corporation Law, you will lose your right to dissent and seek payment of the appraised value of your shares. The following is a summary of Section 262, which specifies the procedures applicable to dissenting stockholders. This summary is not a complete statement of the law regarding your right to dissent under Delaware law, and if you are considering dissenting, we urge you to review the provisions of Section 262 carefully. The text of Section 262 is attached to this proxy statement as Appendix C, and we incorporate that text into this proxy statement by reference. Among other matters, you should be aware of the following:

         - to be entitled to dissent and seek appraisal, you must hold shares of Scientific Games common stock on the date you make the demand required under Delaware law, you must continuously hold those shares until the merger has been completed, you must not vote in favor of the merger and you must otherwise comply with the requirements of Section 262;

         - before the special meeting, you must deliver a written notice that states your identity and your intent to demand appraisal to Scientific Games Holdings Corp., 1500 Bluegrass Lakes Parkway, Alpharetta, Georgia 30004 (you should be aware that simply voting against the merger is not a demand for appraisal rights);

         - within ten days after the effective time of the merger, the surviving company will notify all of the dissenting Scientific Games stockholders who have complied with Section 262 and who have not voted in favor of the merger;

         - within 120 days after the effective time of the merger, the surviving company or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of the stock of the dissenting stockholders;

         - the Court of Chancery will determine which dissenting stockholders complied with the requirements of Section 262 and are entitled to appraisal rights;

         - the Court of Chancery will then appraise the shares, determining their fair value exclusive of any value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid on the appraised fair value; the Court of Chancery will consider all relevant factors in determining the fair value and the fair interest rate (if any);

         - the Court of Chancery will then direct the surviving company to pay the fair value of the dissenting shares, together with any interest, to the stockholders entitled to payment; payment will be made when the stockholder surrenders the certificates to the surviving company;

         - the costs of the proceeding for appraising the fair value may be determined by the court and the court may require the parties to bear the costs in any manner that the court believes to be equitable;

         - if you dissent from the merger, you will not be entitled to vote your shares of Scientific Games common stock for any purpose or to receive dividends or other distributions (other than dividends or other distributions payable to stockholders of record at a date prior to the effective time of the merger); and

         - you may withdraw your demand for appraisal and accept the $26 per share merger consideration provided for in the merger agreement at any time within 60 days after the effective date of the merger.

STOCKHOLDER PROPOSALS

         If the merger is not completed for any reason, we must receive any stockholder proposal you intend to present at the next annual meeting of Scientific Games stockholders by December 21, 2000, and any proposal must comply with the rules of the Securities and Exchange Commission, to be included in our proxy statement and Proxy/Voting Instruction Card relating to that meeting.

         If a Scientific Games stockholder wishes to submit a proposal at the annual meeting, but has not sought to have such proposal included in the proxy statement and form of proxy for such meeting, applicable SEC rules allow us to use our discretionary authority granted under the form of proxy to vote on such proposal unless the proponent of such proposal notifies us that he will seek to offer such proposal at the annual meeting and such notice is given to us no later than forty-five (45) days prior to the anniversary of the prior year's proxy statement, i.e., by March 5, 2000 with respect to our next annual meeting; provided, however, if we change the date of next year's annual meeting by more than thirty (30) days from the anniversary of the date of this year's meeting, then notice of the stockholder proposal must be received a "reasonable" time before we mail our proxy materials for next year's annual meeting.

         With respect to nomination of directors, our By-Laws require shareholders to provide us with advance notice of any intent to nominate anyone for election to the board whose name is not listed in our proxy materials and generally require that such notice be given not less than sixty (60) days in advance of the meeting date. The requirements for giving proper notice are set forth in our By-Laws.

OTHER MATTERS

         The Scientific Games Board knows of no other matters that are likely to be brought before the special meeting. If any other matters are brought before the meeting, Messrs. Malloy, Bickell and Bethea, as the proxy agents named in the enclosed proxy, will vote on those matters in accordance with their best judgment.

INDEPENDENT PUBLIC AUDITORS

         Ernst & Young LLP serves as our independent certified public accountant and served in that role during the fiscal year ended December 31, 1999. A representative of Ernst & Young, LLP will be at the special meeting to answer questions you or other Scientific Games stockholders may have and to make a statement if they desire to do so.

WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information under the Exchange Act. You may read and copy this information at the following locations of the commission:

         Public Reference Room
         450 Fifth Street, N.W.
         Room 1024
         Washington, D.C. 20549

         New York Regional Office
         7 World Trade Center
         Suite 1300
         New York, New York 10048

         Chicago Regional Office
         Citicorp Center
         500 West Madison Street
         Suite 1400
         Chicago, Illinois 60661

         You may also obtain copies of this information by mail from the public reference section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, like us, who file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         We have made forward-looking statements in this proxy statement that are subject to risks and uncertainties, including statements relating to the cost savings and opportunities for growth that are expected to result from the merger. These forward-looking statements include information about possible or assumed future results of our operations or the performance of the new company after the merger is completed. When we use any of the words "believes," "expects," "anticipates," "estimates," or similar expressions, we are making forward-looking statements. Many possible events or factors could cause these results or performance to differ materially from those expressed in our forward-looking statements. These possible events or factors include the following:

         - an inability to fully realize, or to realize within the anticipated time frame, the expected cost savings from the merger;

         - intensified competitive pressures in the industries in which we and Autotote compete;

         - greater than expected costs or difficulties related to the integration of our businesses with the businesses of Autotote;

         - changes in general economic or capital market conditions, or in the gaming industry in particular, that adversely affect our operations or those of Autotote;

         - failure to obtain required approvals and consents or to otherwise satisfy the conditions to the consummation of the merger; and

         - legislative or regulatory requirements or changes that adversely affect our businesses or that of Autotote.

         These forward-looking statements speak only as of the date on which the statements were made, and neither we nor Autotote undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which any of those statements are made.

                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              AUTOTOTE CORPORATION,

                              ATX ENTERPRISES, INC.

                                       and

                         SCIENTIFIC GAMES HOLDINGS CORP.








                            Dated as of May 18, 2000

                                TABLE OF CONTENTS


                                                                                    Page
                                                                                    ----

ARTICLE I  THE MERGER.................................................................5

   SECTION 1.01.  The Merger..........................................................5
   SECTION 1.02.  Effective Time......................................................5
   SECTION 1.03.  Effect of the Merger................................................6
   SECTION 1.04.  Certificate of Incorporation; By-laws...............................6
   SECTION 1.05.  Directors and Officers..............................................6
   SECTION 1.06.  Conversion of Shares................................................6
   SECTION 1.07.  Dissenting Shares...................................................7
   SECTION 1.08.  Surrender of Shares.................................................8
   SECTION 1.09.  Options.............................................................9
   SECTION 1.10.  No Further Ownership Rights in Company Common Stock.................10
   SECTION 1.11.  Lost, Stolen or Destroyed Certificates..............................10
   SECTION 1.12.  Taking of Necessary Action; Further Action..........................10
   SECTION 1.13.  Material Adverse Effect.............................................10

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................11

   SECTION 2.01.  Organization and Qualification; Subsidiaries........................11
   SECTION 2.02.  Certificate of Incorporation and By-laws............................12
   SECTION 2.03.  Capitalization......................................................12
   SECTION 2.04.  Authority Relative to This Agreement................................13
   SECTION 2.05.  Material Contracts; No Conflict; Required Filings and Consents......14
   SECTION 2.06.  Compliance; Permits.................................................15
   SECTION 2.07.  SEC Filings; Financial Statements...................................15
   SECTION 2.08.  Absence of Certain Changes or Events................................16
   SECTION 2.09.  No Undisclosed Liabilities..........................................16
   SECTION 2.10.  Absence of Litigation...............................................16
   SECTION 2.11.  Employee Benefit Plans; Employment Agreements.......................16
   SECTION 2.12.  Employment and Labor Matters........................................20
   SECTION 2.13.  Proxy Statement.....................................................22
   SECTION 2.14.  Restrictions on Business Activities.................................22
   SECTION 2.15.  Title to Property...................................................22
   SECTION 2.16.  Taxes...............................................................23
   SECTION 2.17.  Environmental Matters...............................................24
   SECTION 2.18.  Brokers.............................................................25
   SECTION 2.19.  Intellectual Property...............................................25
   SECTION 2.20.  Interested Party Transactions.......................................27
   SECTION 2.21.  Opinion of Financial Advisor........................................27
   SECTION 2.22.  Rights Agreement....................................................27


ARTICLE III  REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................27

   SECTION 3.01.  Organization and Qualification; Subsidiaries........................28
   SECTION 3.02.  Authority Relative to This Agreement................................28
   SECTION 3.03.  No Conflict.........................................................28
   SECTION 3.04.  Absence of Litigation...............................................29
   SECTION 3.05.  Parent Not an Interested Stockholder or an Acquiring Person.........29
   SECTION 3.06.  Proxy Statement.....................................................29
   SECTION 3.07.  Ownership of Merger Sub.............................................29
   SECTION 3.08.  Solvency............................................................29
   SECTION 3.09.  Financing Arrangements..............................................29
   SECTION 3.10.  Ownership of Shares.................................................30

ARTICLE IV  CONDUCT OF BUSINESS PENDING THE MERGER....................................30

   SECTION 4.01.  Conduct of Business by the Company Pending the Merger...............30
   SECTION 4.02.  No Solicitation.....................................................33

ARTICLE V  ADDITIONAL AGREEMENTS......................................................35

   SECTION 5.01.  Proxy Statement.....................................................35
   SECTION 5.02.  Company Stockholders Meeting........................................35
   SECTION 5.03.  Access to Information; Confidentiality..............................36
   SECTION 5.04.  Consents; Approvals.................................................36
   SECTION 5.05.  Indemnification and Insurance.......................................36
   SECTION 5.06.  Notification of Certain Matters.....................................38
   SECTION 5.07.  Further Action......................................................38
   SECTION 5.08.  Public Announcements................................................39
   SECTION 5.09.  Conveyance Taxes....................................................40
   SECTION 5.10.  Option Plans and Benefits, Etc......................................40
   SECTION 5.11.  Rights Agreement....................................................40
   SECTION 5.12.  Accountant's Letters................................................41
   SECTION 5.13.  Standstill..........................................................41

ARTICLE VI  CONDITIONS TO THE MERGER..................................................41

   SECTION 6.01.  Conditions to Obligation of Each Party to Effect the Merger.........41
   SECTION 6.02.  Additional Conditions to Obligations of Parent and Merger Sub.......42
   SECTION 6.03.  Additional Conditions to Obligation of the Company..................42


ARTICLE VII  TERMINATION..............................................................43

   SECTION 7.01.  Termination.........................................................43
   SECTION 7.02.  Effect of Termination...............................................46
   SECTION 7.03.  Parent's Fees and Expenses..........................................46
   SECTION 7.04.  Company's Fees and Expenses.........................................47

ARTICLE VIII  GENERAL PROVISIONS......................................................48

   SECTION 8.01.  Effectiveness of Representations, Warranties and Agreements.........48
   SECTION 8.02.  Notices.............................................................49
   SECTION 8.03.  Certain Definitions.................................................51
   SECTION 8.04.  Amendment...........................................................52
   SECTION 8.05.  Waiver..............................................................52
   SECTION 8.06.  Headings............................................................52
   SECTION 8.07.  Severability........................................................52
   SECTION 8.08.  Entire Agreement....................................................53
   SECTION 8.09.  Assignment..........................................................53
   SECTION 8.10.  Parties in Interest.................................................53
   SECTION 8.11.  Failure or Indulgence Not Waiver; Remedies Cumulative...............53
   SECTION 8.12.  Governing Law; Jurisdiction.........................................53
   SECTION 8.13.  Counterparts........................................................53
   SECTION 8.14.  WAIVER OF JURY TRIAL................................................54
   SECTION 8.15.  Performance of Obligations..........................................54

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER, dated as of May 18, 2000 (this "Agreement"), among Autotote Corporation, a Delaware corporation ("Parent"), ATX Enterprises, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"), and Scientific Games Holdings Corp., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders, and consistent with and in furtherance of their respective business strategies and goals, for Parent to acquire all of the outstanding shares of the Company through the merger of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL"), and upon the terms and subject to the conditions set forth herein;

         WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Common Stock, par value $.001 per share (the "Company Common Stock"), other than Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares (as hereinafter defined), shall be converted into the right to receive $26.00 per Share (the "Per Share Amount") in cash payable to the holder thereof, upon the terms and subject to the conditions set forth herein; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

         SECTION 1.01. The Merger. (a) At the Effective Time (as defined in
Section 1.02), and subject to and upon the terms and conditions of this Agreement and the DGCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         SECTION 1.02. Effective Time. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01, as promptly as practicable (and in any event within two business days) after the satisfaction or waiver of the conditions set forth in Article VI, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the DGCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of Delaware, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL. The Merger shall become effective at the time of such filing, or at such later time as may be agreed to by each of the parties hereto in writing (which will be as soon as reasonably practicable), specified in the Certificate of Merger (the "Effective Time"). Prior to such filings, a closing (the "Closing") shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, NY 10022, unless another time or place is agreed to in writing by the parties hereto, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
Article VI.

         SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 1.04. Certificate of Incorporation; By-laws.

         (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, subject to the provisions of Section 5.05(a), at the Effective Time the Amended and Restated Certificate of Incorporation in the form attached as Exhibit A hereto, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such Certificate of Incorporation.

         (b) By-laws. Unless otherwise determined by Parent prior to the Effective Time, and subject to the provisions of Section 5.05(a), at the Effective Time the By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by the DGCL, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

         SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.06. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any of the securities specified below:

         (a) Each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 1.06(b) and other than any Dissenting Shares (as hereinafter defined)) shall be converted into the right to receive the Per Share Amount in cash payable to the holder thereof, without interest, upon surrender of the certificate representing such Share in accordance with Section 1.08 hereof. From and after the Effective Time, the holders of certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable law.

         (b) Each Share owned by the Company or any of its subsidiaries, Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time shall be cancelled, and no payment or other consideration shall be made with respect thereto.

         (c) The shares of Merger Sub's common stock, par value $.01 per share, issued and outstanding immediately prior to the Merger shall be converted into and constitute a number of validly issued, fully paid and nonassessable shares of common stock of the Surviving Corporation equal to the number of Shares owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time.

         (d) The fact that any Share which is issued and outstanding immediately prior to the Effective Time is restricted and/or not yet vested under any Company stock purchase or stock grant plan, shall not affect the right of the holder thereof to receive the Per Share Amount and all such Shares shall without action by any party be deemed to be vested as of the Effective Time, any provision of any such plan or this Agreement to the contrary notwithstanding.

         SECTION 1.07. Dissenting Shares.

         (a) Notwithstanding any provision of this Agreement to the contrary, any Shares issued and outstanding immediately prior to the Effective Time and held by a holder who has demanded and perfected his demand for appraisal of his Shares in accordance with the DGCL and as of the Effective Time has neither effectively withdrawn nor lost his right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive the Per Share Amount pursuant to Section 1.06 hereof, but the holder thereof shall be entitled only to such rights as are granted by the DGCL.

         (b) Notwithstanding the provisions of Section 1.07(a) hereof, if any holder of Shares who demands appraisal of his Shares under the DGCL shall effectively withdraw or lose (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of such event, whichever occurs later, such holder's Shares shall automatically be treated as if converted at the Effective Time into, and thereafter represent only, the right to receive the Per Share Amount as provided in Section 1.06(a) hereof, without interest thereon, upon surrender of the certificate or certificates representing such Shares.

         (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal or payment of the fair value of any Shares, withdrawals of such demands and any other instruments served pursuant to the DGCL received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of Parent, settle or offer to settle any such demands.

         SECTION 1.08. Surrender of Shares.

         (a) Prior to the Effective Time, Parent shall appoint First Union National Bank or such other commercial bank or trust company as may be designated by Parent and reasonably acceptable to the Company to act as exchange agent hereunder (the "Exchange Agent") for the payment of the Per Share Amount upon surrender of certificates representing the Shares. All the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation, provided, however, that, if the Merger shall not be consummated, such fees and expenses shall be borne by Parent.

         (b) At or before the Effective Time, Parent shall cause the Surviving Corporation to provide the Exchange Agent with cash in the amounts necessary to pay the Per Share Amount in respect of all the Shares pursuant to Section 1.06(a) hereof (including, if necessary, by providing or causing to be provided cash for this purpose to the Surviving Corporation) to be held for the benefit of and distributed to the holders of such Shares in accordance with this Section.

         (c) On the Closing Date, the Surviving Corporation shall instruct the Exchange Agent to mail promptly to each holder of record of a certificate or certificates representing any Shares canceled upon the Merger pursuant to
Section 1.06(a) hereof (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of such certificates. Each holder of a certificate or certificates representing any Shares canceled upon the Merger pursuant to Section 1.06(a) hereof may thereafter surrender such certificate or certificates to the Exchange Agent, as agent for such holder, to effect the surrender of such certificate or certificates on such holder's behalf for a period ending one year after the Effective Time. Upon the surrender of certificates representing the Shares, the Surviving Corporation shall cause the Exchange Agent to pay the holder of such certificates in respect thereof cash in an amount equal to the Per Share Amount multiplied by the number of Shares represented by such certificate. Until so surrendered, each such certificate representing Shares cancelled upon the Merger pursuant to Section 1.06(a) hereof shall represent solely the right to receive the aggregate Per Share Amount relating thereto.

         (d) If payment of cash in respect of canceled Shares is to be made to a person other than the person in whose name a surrendered certificate is registered, it shall be a condition to such payment that the certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer by delivery and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the certificate or instrument surrendered or shall have established to the satisfaction of Parent or the Exchange Agent that such tax either has been paid or is not payable.

         (e) At the Effective Time, the stock transfer books of the Company shall be closed, and no transfer of Shares shall be made thereafter, other than transfers of Shares that have occurred prior to the Effective Time and, if necessary, entries reflecting (i) the purchase and issuance of up to 200,000 Shares as of June 30, 2000 in accordance with the Company's Employee Stock Purchase Plan and (ii) entries reflecting the Company's purchase in the open market of Shares outstanding on the date of this Agreement to the extent necessary to satisfy the Company's matching obligations under its 401(k) plan, which entries, in the case of either (i) or (ii), shall be made solely for the purpose of paying the Per Share Amount with respect to each such Share. In the event that, after the Effective Time, certificates representing Shares (other than any Dissenting Shares) are presented to the Surviving Corporation, they shall be canceled and exchanged for cash as provided in Section 1.06(a).

         (f) The Per Share Amount paid in the Merger shall be net to the holder of Shares in cash, and without interest thereon, subject to reduction only for any applicable withholding taxes and, but only if the Per Share Amount is to be paid other than to the registered holder, any applicable stock transfer taxes payable by such holder.

         (g) Promptly following the date which is one year after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, certificates and other documents in its possession relating to the transactions contemplated hereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a certificate representing Shares (other than certificates representing Dissenting Shares and certificates representing Shares held directly or indirectly by the Surviving Corporation or Parent) may surrender such certificate to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in respect thereof the aggregate Per Share Amount relating thereto, without any interest thereon.

         (h) None of the Company, Parent, Merger Sub, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Shares for any cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

         SECTION 1.09. Options. Each option to purchase Shares under any stock option plan or agreement of the Company (including, without limitation, the Company's non-employee Directors Plan) outstanding immediately prior to the Effective Time (a "Company Option"), whether or not exercisable as provided under the terms thereof, shall be cancelled and the holder thereof shall receive from the Exchange Agent on the Closing Date or as promptly thereafter as practicable an amount in cash equal to the positive difference, if any, between the Per Share Amount and the exercise price of the Company Option multiplied by the number of Shares for which the Company Option would have been exercisable (assuming all such Company Options were by their terms exercisable) immediately prior to the Effective Time, subject to reduction only for any applicable withholding taxes (as reasonably determined and certified by the

Company to the Exchange Agent). At or before the Effective Time, Parent shall cause the Surviving Corporation to provide the Exchange Agent with cash in amounts necessary to pay the difference between the Per Share Amount and the exercise price of the Company Options as above provided. In no event will any Company Options be exercisable after the Effective Time, except to receive cash as provided in the first sentence of this Section 1.09.

         SECTION 1.10. No Further Ownership Rights in Company Common Stock. The Per Share Amount delivered upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, the Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article I.

         SECTION 1.11. Lost, Stolen or Destroyed Certificates. In the event any certificates shall have been lost, stolen or destroyed, the Exchange Agent shall pay in respect of such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Per Share Amount as may be required pursuant to Section 1.06(a); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

         SECTION 1.12. Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful actions in connection with the Closing as may be necessary or appropriate in order to effectuate the Merger and the other transactions contemplated by this Agreement in accordance with this Agreement as promptly as possible, upon the terms and subject to the conditions hereof. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

         SECTION 1.13. Material Adverse Effect.

         (a) When used in connection with the Company or any of its subsidiaries or Parent or any of its subsidiaries, as the case may be, the term "Material Adverse Effect" means any change, effect or circumstance that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition or results of operations, taken as a whole, of the Company and its subsidiaries or Parent and its subsidiaries, as the case may be.

         (b) The failure of a representation or warranty to be true and correct, either individually or together with the failure of other representations or warranties to be true and correct, or the failure to perform an obligation, agreement or covenant shall be deemed to have a Material Adverse Effect if (x) the business, assets (including intangible assets), financial condition, or results of operations, taken as a whole, of the Company and its subsidiaries, or Parent and its subsidiaries, as the case may be, are or are reasonably likely to be materially worse than if such representation or warranty had been true and correct or such obligation, agreement or covenant had been performed, (y) in the case of the Company, such representation or warranty materially misstates the capitalization of the Company or the capitalization of its subsidiaries taken as a whole or (z) the failure of such representation or warranty to be true and correct or the failure to perform such obligation, agreement or covenant materially and adversely affects the ability of the Company or Parent, as the case may be, to consummate the transactions substantially as contemplated by this Agreement.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub as follows:

         SECTION 2.01. Organization and Qualification; Subsidiaries. Each of the Company and its subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or other organization, as the case may be, and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted or is proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power or authority would not have a Material Adverse Effect. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation or other organization, as the case may be, to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that would not have a Material Adverse Effect. A true and complete list of all of the Company's "significant" subsidiaries, as defined in Regulation S-X, is included as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Company Significant Subsidiaries"). The Company has furnished to Parent a list of all subsidiaries of the Company together with the jurisdiction of incorporation or organization of each such subsidiary and the percentage of each such subsidiary's outstanding capital stock or other equity interest owned by the Company or another subsidiary of the Company in Section 2.01 of the written disclosure schedule delivered by the Company to Parent (the "Company Disclosure Schedule"). Except as set forth in Section 2.01 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than its wholly owned subsidiaries), in each case with respect to which interest the Company or a subsidiary, individually or in the aggregate, has invested (and currently owns) or is required to invest $2,000,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than one percent of the outstanding stock of such company.

         SECTION 2.02. Certificate of Incorporation and By-laws. The Company has heretofore made available to Parent and Merger Sub complete and correct copies of (i) its Second Amended and Restated Certificate of Incorporation and Third Amended and Restated By-laws, each as amended to date (the "Company's Charter Documents"), and (ii) the Certificate of Incorporation and By-laws (or equivalent organizational documents) the "Subsidiary Documents") of each of its subsidiaries. All such Company Charter Documents and Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective Certificate of Incorporation or By-laws or equivalent organizational documents, except, in the case of any such subsidiaries, where such violations would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.03. Capitalization. The authorized capital stock of the Company consists of 25,750,000 shares of Company Common Stock and 3,000,000 shares of the Company's Preferred Stock (the "Company Preferred Stock"), par value $.001 per share. As of April 28, 2000, (i) 11,414,199 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 509,200 shares of Company Common Stock were held in treasury, (iii) no shares of Company Preferred Stock were outstanding or held in treasury, (iv) no shares of Company Common Stock or Company Preferred Stock were held by subsidiaries of the Company, (v) 1,173,213 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options (whether or not presently exercisable) granted under the Company's stock option plans, (vi) up to 200,000 shares of Company Common Stock were issuable pursuant to the Company's Employee Stock Purchase Plan, (vii) 9,824 shares of Company Common Stock were issued subject to vesting pursuant to the Company's Restricted Stock Plan (all of which were included in clause (i) above) and (viii) 500,000 shares of Company Preferred Stock are reserved for issuance in accordance with the Company's Rights Agreement (as defined in Section 2.22). Except as set forth in the preceding (i) through (viii), no other shares of capital stock of the Company, or rights to acquire such shares, have been authorized or are outstanding as of such date. Except as set forth in Section 2.03 of the Company Disclosure Schedule, no change in such capitalization has occurred as of the date hereof, except for changes resulting from the exercise of Company Options (included in (v) above) in an aggregate amount of not more than 1,097,037 shares of Company Common Stock, the issuance pursuant to the Company's Employee Stock Purchase Plan of not more than 200,000 shares of Company Common Stock (included in (vi) above) or the vesting pursuant to the Company's Restricted Stock Plan of not more than 9,824 shares of Company Common Stock (included in (vii) above). Except as set forth in Section 2.01, this Section 2.03 or Section 2.11 or
Section 2.03 or Section 2.11 of the Company Disclosure Schedule or for rights granted pursuant to the Company's Rights Agreement (as defined in Section 2.22), there are no options, warrants or other rights, agreements, arrangements or commitments of any character binding on the Company or any of its subsidiaries relating to the issued or unissued capital stock of, or other equity interests in, the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.03 of the Company Disclosure Schedule, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of any subsidiary. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, and other than intercompany loans in the ordinary course of business between the Company and any of its subsidiaries or between any such subsidiaries, there are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business and other obligations not exceeding, in the aggregate, $1,000,000. Except as set forth in Section 2.01 or 2.03 of the Company Disclosure Schedule, all of the outstanding shares of capital stock (other than directors' qualifying shares identified as such in Section 2.03 of the Company Disclosure Schedule) of, or other equity interests in, each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than such directors' qualifying shares), or other equity interests, are owned by the Company or another subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever, except, in the case of any subsidiaries of the Company other than Company Significant Subsidiaries, for items which would not reduce the Company's equity interest therein and would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject in the case of consummation of the Merger to obtaining the Company Stockholder Approval (as defined in Section 5.02), to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than the approval of the Merger and the adoption of this Agreement by the Company's stockholders in accordance with the DGCL and the filing and recording of appropriate merger documents consistent with this Agreement as required by the DGCL). As of the date hereof, the Board of Directors of the Company has declared that it is advisable and in the best interests of the Company's stockholders for the Company to enter into this Agreement and to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement, constitutes a legal, valid and binding obligation of the Company.

         SECTION 2.05. Material Contracts; No Conflict; Required Filings and Consents.

         (a) Section 2.05 of the Company Disclosure Schedule includes, as of the date hereof, a list of (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, guaranties, standby letters of credit (as to which the Company or any subsidiary is the responsible party), equipment leases or lease purchase agreements, each in an amount exceeding, individually or in the aggregate as to any related items due to the same party or relating to the same transactions, $1,000,000, to which the Company or any of its subsidiaries is a party or by which any of them is bound;
(ii) all other contracts, agreements, commitments or other understandings or arrangements to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements involving, in the case of any such contract, agreement, commitment, or other understanding or arrangement, payments or receipts by the Company or any of its subsidiaries, individually or in the aggregate as to any related items due to the same party or relating to the same transactions, of less than $1,000,000 and (iii) all agreements which are required to be filed as "material contracts" with the United States Securities and Exchange Commission ("SEC") pursuant to the requirements of the United States Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act") but have not been so filed with the SEC.

         (b) Except as set forth in Section 2.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, subject as to consummation of the Merger to the obtaining of the Company Stockholder Approval, and the taking of the actions described in clause (c) of this Section, (i) conflict with or violate the Company's Charter Documents or the Subsidiary Documents, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of the Company or any of its subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) Except as set forth in Section 2.05 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any United States or foreign governmental or regulatory authority (each, a "Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, the pre-merger notification requirements of the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), filings and consents under any applicable foreign laws intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade ("Non-U.S. Monopoly Laws"), and the filing and recordation of appropriate merger or other documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay consummation of the Merger, or otherwise prevent or materially delay the Company from performing its material obligations under this Agreement or prevent or materially delay Parent from realizing substantially all of the benefits of this Agreement, and would not otherwise, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.06. Compliance; Permits.

         (a) Except as disclosed in Section 2.06 of the Company Disclosure Schedule or the Company's periodic filings under the Exchange Act, from December 31, 1998 through the date of this Agreement (as such documents have since the time of filing been amended or supplemented, collectively, the "Company SEC Reports"), neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which any of their respective properties is bound or affected or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

         (b) Except as disclosed in Section 2.06 of the Company Disclosure Schedule or the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from Governmental Authorities which are material to the operation of the business of the Company or any of its subsidiaries, as it is now being conducted (collectively, the "Company Permits"), except where the failure to hold such Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of the Company Permits, except as described in the Company SEC Reports or where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.07. SEC Filings; Financial Statements.

         (a) The Company has filed all Company SEC Reports. Except as disclosed in Section 2.07 of the Company Disclosure Schedule, as of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the United States Securities Act of 1933, as amended, and the SEC's rules and regulations thereunder (the "Securities Act") or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

         (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Company SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         SECTION 2.08. Absence of Certain Changes or Events. Except as set forth in Section 2.08 and Section 4.01 of the Company Disclosure Schedule or the Company SEC Reports, since December 31, 1999, the Company and each of its subsidiaries has conducted its business in the ordinary course, and: (i) there has not occurred any change, effect or circumstance constituting, individually or in the aggregate, a Material Adverse Effect; and (ii) neither the Company nor any if its subsidiaries has taken any action which, if taken after the date of this Agreement, would constitute a breach of any provision of Section 4.01.

         SECTION 2.09. No Undisclosed Liabilities. Except as set forth in
Section 2.09 of the Company Disclosure Schedule or the Company SEC Reports, neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) in the aggregate adequately provided for in the Company's balance sheet (including any related notes thereto) as of December 31, 1999 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "1999 Company Balance Sheet"), (b) incurred in the ordinary course of business and not required under GAAP to be reflected on the 1999 Company Balance Sheet (including the notes thereto), (c) incurred since December 31, 1999 in the ordinary course of business, (d) specifically contemplated by this Agreement or (e) not otherwise excepted by clauses (a) through (d), inclusive, which otherwise non-excepted liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.10. Absence of Litigation. Except as set forth in Section
2.10 and Section 2.19 of the Company Disclosure Schedule or the Company SEC Reports, there are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.11. Employee Benefit Plans; Employment Agreements.

         (a) Section 2.11 of the Company Disclosure Schedule lists all "Pension Plans" (as defined in Section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee welfare benefit plans (as defined in Section 3(1) of

ERISA), and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, policies, programs, agreements or arrangements (including those which contain change of control or pending change of control or similar provisions), written or otherwise, as amended, modified or supplemented, for the benefit of, or relating to, any former or current employee, officer, director or consultant (or any of their beneficiaries) of the Company or any subsidiary of the Company, as well as each plan with respect to which the Company, a subsidiary or any other entity (whether or not incorporated) which is a member of a controlled group, including the Company, or which is under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or (b) of ERISA (a "Company ERISA Affiliate") could incur liability under Section 4980B of the Code or Part 6 of Subtitle B of Title I of ERISA (hereinafter, "COBRA"), Title IV of ERISA or Section 412 of the Code (together, for the purposes of this Section 2.11, the "Company Employee Plans") that are maintained in the United States (the "U.S.") or cover primarily U.S. employees. Section 2.11 of the Company Disclosure Schedule lists all Company Employee Plans maintained outside the U.S. and covering primarily non-U.S. employees (each, a "Non-U.S. Company Plan"), provided that any such plan, agreement or arrangement described in Section 2.11(d) of this Agreement shall be listed only if it is (x) an employment agreement with any of the three most highly compensated officers or employees of the Company or any subsidiary having an annual salary in excess of $100,000, (y) a plan, program, agreement, policy or arrangement of the Company which contains one or more change-in-control provisions which could result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any non-U.S. Company employee or
(z) a severance plan, program, policy or agreement which provides nonstatutory benefits. The Company has made available for inspection by Parent prior to the date of this Agreement, copies of (i) each written Company Employee Plan (or a written description of any Company Employee Plan which is not written) and all related trust agreements, insurance and other contracts (including policies), summary plan descriptions, summaries of material modifications and communications distributed to plan participants that are inconsistent with any Company Employee Plan or any provision under any Company Employee Plan or which could result in any additional liability to the Company or such plan (including, but not limited to, any communications that have not expressly reserved the right of the Company to amend, terminate or otherwise modify any Company Employee Plan), (ii) the three most recent annual reports on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, (iii) the most recent actuarial valuation for each Company Employee Plan subject to Title IV of ERISA, (iv) the latest reports which have been filed with the Department of Labor with respect to each Company Employee Plan required to make such filing or that is required to exempt any Company Employee Plan from filing a Form 5500 series annual report and (v) the most recent favorable determination letters issued for each Company Employee Plan and related trust which is intended to be qualified under Section 401(a) of the Code (and, if an application for such determination is pending, a copy of the application for such determination).

         (b) (i) Except as set forth in Section 2.11 of the Company Disclosure Schedule, none of the Company Employee Plans promises or provides medical or life insurance benefits to any director, officer, employee or consultant (or any of their beneficiaries) after their service with the

Company terminates, other than as required by COBRA, or any similar state laws;
(ii) none of the Company Employee Plans is a "multiemployer plan" within the meaning of Section 3(37) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code nor is a member of a "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA; (iii) none of the Company Employee Plans is or was subject to Title IV of ERISA or the funding provisions of Section 412 of the Code; (iv) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code) has at any time engaged in a transaction with respect to any Company Employee Plan which could subject the Company or any Company ERISA Affiliate, directly or indirectly, to a tax, penalty or other material liability for prohibited transactions under ERISA or
Section 4975 of the Code; (v) no fiduciary of any Company Employee Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would have a Material Adverse Effect; (vi) all Company Employee Plans have been established and maintained in accordance with their terms and have operated in compliance in all material respects with the requirements of applicable law (including, but not limited to, the applicable notification and other requirements of COBRA, the Health Insurance Portability and Accountability Act of 1996, the Newborns' and Mothers' Health Protection Act of 1996, the Mental Health Parity Act of 1996, and the Women's Health and Cancer Rights Act of 1998), and may by their terms be amended and/or terminated at any time subject to applicable law and to any requirements relating to the payment of accrued benefits in accordance with the terms thereof, and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (vii) each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is the subject of a favorable determination letter from the United States Internal Revenue Service (the "IRS"), and, to the Company's knowledge, nothing has occurred which could reasonably be expected to impair such determination or qualification; (viii) all contributions required to be made with respect to any Company Employee Plan (pursuant to the terms of such plan, any collective bargaining agreement or otherwise pursuant to applicable law) have been made on or before their due dates (including any extensions thereof); (ix) no filing or application has been made with respect to any Company Employee Plan relating to any voluntary compliance resolution program or closing agreement program; (x) none of the Company, any Company ERISA Affiliate or any subsidiary thereof has incurred or reasonably expects to incur any material liability under Title IV of ERISA including, without limitation, with respect to an event described in Section 4062, 4063 or 4041 of ERISA (other than liability for premium payments to the Pension Benefit Guaranty Corporation (the "PBGC") arising in the ordinary course); (x) other than routine claims for benefits made in the ordinary course of the operation of the Company Employee Plans, there are no material pending, nor to the Company's knowledge threatened, claims, investigations or causes of action with respect to any Company Employee Plan, whether made by a participant or beneficiary of such a plan, a governmental agency or otherwise, against the Company, any Company director, officer or employee, any Company Employee Plan or any fiduciary of a Company Employee Plan.

         (c) Section 2.11 of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds, as of the close of business on May 2, 2000, (i) any option to purchase Company Common Stock as of the date hereof, together with the number of shares of Company Common Stock subject to such option, the exercise price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any shares of Company Common Stock that are restricted; and (iii) any other right, directly or indirectly, to receive Company Common Stock, together with the number of shares of Company Common Stock subject to such right. No option to purchase Company Common Stock has been granted between May 2, 2000 and the date of this Agreement.

         (d) Section 2.11 of the Company Disclosure Schedule sets forth a true and complete list of (i) all employment agreements with officers or employees of the Company or any of its subsidiaries involving an annual salary in excess of $100,000 who perform services in the U.S., other than any offer letter or similar agreement that does not alter the at-will nature of the individual's employment with the Company or any subsidiary; (ii) all agreements with consultants who are former employees or directors involving annual payments in excess of $75,000, (iii) all agreements with respect to the services of independent contractors performing personal services for the Company or its subsidiaries or leased employees, whether or not they participate in any of the Company Employee Plans involving annual payments in excess of $75,000, (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees and under which there is a current or contingent obligation with the exception of statutory plans maintained outside the U.S.; and (v) all plans, programs, agreements and other arrangements of the Company which contain change of control provisions providing any benefits to any employees, directors or independent contractors of the Company or any of its subsidiaries who perform services primarily in the United States. All agreements described in this Section 2.11(d) have been made available for inspection by Parent prior to the date of this Agreement; to the extent any such agreement has been entered into by the Company and one or more individuals pursuant to one or more standard forms, the Company may make available one example of each such standard form, together with a schedule specifying each individual who has entered into an agreement with the Company using such standard form, the expiration date of the agreement and any material non-standardized terms included in the agreement.

         (e) Except as set forth in Section 2.11 of the Company Disclosure Schedule, (i) the Company does not and has never maintained an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or, any other Company Employee Plan that invests in, provides for investment in or provides benefits in or by reference to the value of Company stock; and (ii) since December 31, 1999, the Company has not proposed nor agreed to any material increase in benefits under any Company Employee Plan (or the creation of material new benefits) or change in employee coverage which would materially increase the expense of maintaining any Company Employee Plan other than in the renewal of any insured employee welfare plans in the ordinary course of business.

         (f) Except pursuant to those plans, programs, agreements or other arrangements listed in Section 2.11 of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company, (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any current or former director, officer, employee or consultant of the Company, or (iv) result in any "parachute payment" under Section 280G of the Code, whether or not such amount may be considered reasonable compensation for personal services rendered.

         (g) To the best knowledge of the Company, each Non-U.S. Company Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all applicable laws (including any special provisions relating to registered or qualified plans where such Non-U.S. Company Plan was intended to so qualify) and has been maintained in good standing with applicable regulatory authorities. To the best knowledge of the Company, except as set forth in Section 2.11 of the Company Disclosure Schedule, each Non-U.S. Company Plan which is required by contract or under applicable local law to be funded has been funded at least to the extent so required; if and to the extent any Non-U.S. Company Plan is not funded, the obligations under such Non-U.S. Company Plan are reflected on the books and records of the entity maintaining the plan and on the consolidated financial statements of the Company.

         SECTION 2.12. Employment and Labor Matters.

         Except as disclosed in Section 2.12 of the Company Disclosure Schedule:

         (a) The Company and its subsidiaries have, as of the date hereof, approximately 1,600 employees and the Company believes they have generally good relationships with such employees.

         (b) The Company believes it is in substantial compliance with all applicable laws (including any legal obligation to engage in affirmative action), agreements and contracts relating to employment practices, terms and conditions of employment, and the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) of the Company or its subsidiaries, or employees of any other entity with respect to whom the Company or its subsidiaries have any responsibility under the "joint-employer doctrine" or any similar rule of law. The Company believes that the Company and its subsidiaries are not engaged in any unfair labor practice.

         (c) (i) No collective bargaining agreement with respect to the business of the Company or its subsidiaries is currently in effect or being negotiated,
(ii) to the best knowledge of the

Company, the Company and its subsidiaries have no obligation to negotiate any other collective bargaining agreement, and, (iii) to the best knowledge of the Company, there is no indication that the employees not covered by such an agreement of the Company or its subsidiaries desire to be covered by a collective bargaining agreement.

         (d) No strike or material slowdown or work stoppage has occurred or, to the best knowledge of the Company, been threatened with respect to the employees of the Company or its subsidiaries, nor, to the best knowledge of the Company, has any such strike or material slowdown or work stoppage occurred or been threatened within two years prior to the date hereof.

         (e) There is no representation claim or petition pending before the United States National Labor Relations Board or any similar foreign, state or local labor agency of which the Company has been notified and, to the best knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company or its subsidiaries.

         (f) No notice has been received by the Company of any complaint filed against the Company or its subsidiaries claiming that the Company or its subsidiaries have violated in any material respect any applicable employment standards, human rights or other labor legislation or any complaints or proceedings of any kind involving the Company or its subsidiaries or, to the knowledge of the Company, against any of the employees of the Company or threatened to be filed against the Company or its subsidiaries before any federal, state, local or foreign agency or labor relations board, including without limitation the National Labor Relations Board and the Equal Employment Opportunity Commission. No notice has been received by the Company of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company or its subsidiaries, and, to the knowledge of the Company, no such investigation is in progress.

         (g) There are no outstanding material orders or charges against the Company or, to the best knowledge of the Company, any of its subsidiaries, under any occupational health or safety legislation and to the best knowledge of the Company none have been threatened. All material levies, assessments and penalties made against the Company or, to the best knowledge of the Company, any of its subsidiaries, pursuant to all applicable workers compensation legislation as of the date of the Balance Sheet have been paid or have been reserved for or properly accrued on the books of the Company and the Company has not, as of the Closing Date, been reassessed under any such legislation. Except as set forth in
Section 2.12 of the Company Disclosure Schedule, there are no outstanding material levies, assessments or penalties against the Company or, to the best knowledge of the Company, any of its subsidiaries.

         (h) Section 2.12 of the Company Disclosure Schedule accurately sets forth all unpaid severance or continuing payments of any kind (other than pursuant to a plan or program described in Section 4.11 hereof) in excess of $75,000 which, as of the date of this Agreement, are due or claimed in writing to be due from the Company or any subsidiary to any person whose employment with the Company or any subsidiary was terminated.

         (i) The Company has made no binding commitments to any employees of the Company or its subsidiaries regarding continued employment of such employees subsequent to the date hereof or the Closing Date.

         (j) To the best knowledge of the Company, no contractor, manufacturer or supplier used by or under contract with the Company or any subsidiary is in material violation of any law relating to labor or employment matters which could reasonably result in liability on the part of the Company or any subsidiary.

         SECTION 2.13. Proxy Statement. The information supplied by the Company in writing specifically for inclusion in the proxy statement to be sent to the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Stockholders Meeting") (such proxy statement as amended or supplemented being referred to herein as the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its respective affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement, the Company shall promptly inform Parent and Merger Sub. The Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by or on behalf of Parent or Merger Sub in writing for inclusion in the Proxy Statement or any information incorporated by reference therein from documents filed by Parent or any of its subsidiaries with the SEC.

         SECTION 2.14. Restrictions on Business Activities. Except as set forth in Section 2.14 of the Company Disclosure Schedule or the Company SEC Reports, there is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company or any of its subsidiaries as currently conducted by the Company or such subsidiary, except for any prohibition or impairment as would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.15. Title to Property. Except as set forth in Section 2.15 of the Company Disclosure Schedule or the Company SEC Reports, the Company and each of its subsidiaries have good title to or have valid leasehold interests in or valid rights under contract to use all of the real properties and other assets, individually or in the aggregate, material to the conduct of the business of the Company and its subsidiaries, taken as a whole, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not, individually or in the aggregate, have a Material Adverse Effect, and except for liens which secure indebtedness reflected in the 1999 Company Balance Sheet; and all leases pursuant to which the Company or any of its subsidiaries lease from others any real or personal property, are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), on the part of the Company or any of its subsidiaries or, to the best knowledge of the Company, any third party, except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 2.16. Taxes.

         (a) The Company and each of its subsidiaries has timely filed, or caused to be timely filed, all material Tax Returns (as hereinafter defined) required to be filed by it, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes (as hereinafter defined) shown as payable thereon, other than such Taxes for which adequate reserves in the 1999 Company Balance Sheet have been established which are being contested in good faith by appropriate procedures. Except as set forth in
Section 2.16 of the Company Disclosure Schedule, there are no material claims or assessments pending against the Company or any of its subsidiaries for any alleged deficiency in any Tax, there are no pending or threatened audits or investigations for or relating to any liability in respect of any Taxes, and the Company has not been notified of any proposed Tax claims or assessments against the Company or any of its subsidiaries (other than in each case, claims or assessments for which adequate reserves in the 1999 Company Balance Sheet have been established which are being contested in good faith).

         (b) For purposes of this Agreement, the term "Tax" shall mean any United States or non-United States federal, national, state, provincial, local or other jurisdictional income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge imposed by any Governmental Authority, together with any interest or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         (c) Except as set forth in Section 2.16 of the Company Disclosure Schedule, other than with respect to the Company and its subsidiaries, neither the Company nor any of its subsidiaries is liable for Taxes of any other person, or is currently under any contractual obligation to indemnify any person with respect to Taxes (except for customary agreements to indemnify lessors, lenders or security holders pursuant to agreements disclosed elsewhere in the Company Disclosure Schedule), or is a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its subsidiaries with respect to Taxes. Except as set forth in Section 2.16 of the Company Disclosure Schedule, there are no outstanding powers of attorney enabling any party to represent the Company or any subsidiary with respect to tax matters.

         SECTION 2.17. Environmental Matters.

         (a) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports or as would not, individually or in the aggregate, have a Material Adverse Effect, the operations and properties of the Company and its subsidiaries are in compliance with all Environmental Laws (as hereinafter defined), which compliance includes the possession by the Company and its subsidiaries of all permits and governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof.

         (b) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no Environmental Claims (as hereinafter defined), pending or, to the best knowledge of the Company, threatened against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has expressly retained or assumed.

         (c) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports to the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern (as hereinafter defined), that are reasonably likely to form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries have expressly retained or assumed, except for such Environmental Claims that would not, individually or in the aggregate, have a Material Adverse Effect.

         (d) Except as set forth in Section 2.17 of the Company Disclosure Schedule or the Company SEC Reports to the best knowledge of the Company, (i) there are no off-site locations where the Company or any of its subsidiaries has stored, disposed or arranged for the disposal of Materials of Environmental Concern which have been listed on the United States National Priority List (the "National Priorities List") or any state Superfund site list, and the Company and its subsidiaries have not been notified or become aware that any of them may be potentially responsible party at any such location, and (ii) except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) there are no underground storage tanks located on property owned or leased by the Company or any of its subsidiaries, (B) there is no material containing friable asbestos contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries and (C) there are no polychlorinated biphenyls ("PCBs") or PCB-containing items contained in or forming part of any building, building component, structure or office space owned, leased or operated by the Company or any of its subsidiaries.

         (e)      For purposes of this Agreement:

         (i) "Environmental Claim" means any claim, allegation, accusation, action, cause of action, investigation or written notice by any person or entity alleging potential liability (including potential liability for investigatory costs, cleanup costs, response costs incurred by any Governmental Authority or other person, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned or operated by the Company or any of its subsidiaries.

         (ii) "Environmental Laws" means all United States and non-United States federal, national, state, provincial, local or other jurisdictional laws, regulations, codes and ordinances relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, including, but not limited to, the United States Comprehensive Environmental Response Compensation and Liability Act 42 U.S.C.ss.9601 et seq., the United States Resource Conservation and Recovery Act 42 U.S.C.ss.6901 et seq., the United States Toxic Substances Control Act 15 U.S.C.ss.2601 et seq., the United States Occupational Safety and Health Act 29 U.S.C.ss. 651 et seq., the United States Clean Air Act 42 U.S.C.ss.7401 et seq., the United States Clean Water Act 33 U.S.C.ss.1251 et seq., Proposition 65, as codified in the California Health and Safety Codess. 25249.5 et seq., and any other analogous state laws, each as amended or supplemented, and any applicable transfer statutes or laws.

         (iii) "Materials of Environmental Concern" means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

         SECTION 2.18. Brokers. Except as set forth in Section 2.18 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its stockholders.

         SECTION 2.19. Intellectual Property.

         (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide intellectual property rights, including, without limitation, patents, trademarks, service marks and copyrights, and registrations and applications therefor, trade names, common law marks, know-how, trade secrets, computer software programs and proprietary information. As used herein,

"Company Intellectual Property Assets" shall mean the Intellectual Property Assets used or owned by the Company or any of its subsidiaries.

         (b) Except as set forth in Section 2.19 of the Company Disclosure Schedule, the Company and each of its subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property Assets that are material to the conduct of the business of the Company and its subsidiaries, taken as a whole, as currently conducted, without conflict with the rights of others, except for conflicts, if any, which would not, individually or in the aggregate, have a Material Adverse Effect.

         (c) Except as set forth in Section 2.19 of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect, no claims (i) are currently pending or, to the best knowledge of the Company, are threatened by any person with respect to the Company Intellectual Property Assets or (ii) are, to the best knowledge of the Company, currently pending or threatened by any person with respect to the Intellectual Property Assets of a third party (the "Third Party Intellectual Property Assets") to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Assets by or through the Company or any of its subsidiaries.

         (d) Except as set forth in Section 2.19 of the Company Disclosure Schedule or as would not have a Material Adverse Effect, neither the Company nor any of its subsidiaries knows of any valid grounds for any bona fide claim to the effect that the manufacture, sale or licensing or use of any product or service now used, sold or licensed or proposed for use, sale or license by the Company or any of its subsidiaries infringes on any Third Party Intellectual Property Assets.

         (e) Section 2.19 of the Company Disclosure Schedule sets forth a list of (i) all material patents and patent applications owned by the Company or any of its subsidiaries worldwide; (ii) all material trademark and service mark registrations and all trademark and service mark applications; (iii) material common law trademarks, material trade dress and material slogans, and all material trade names owned by the Company or any of its subsidiaries worldwide;
(iv) all material copyright registrations and copyright applications owned by the Company or any of its subsidiaries worldwide; and (v) all material licenses owned by the Company or any of its subsidiaries in which the Company or such subsidiary is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 2.19 of the Company Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights material to the Company except for any licenses of software programs that are commercially available "off the shelf." Except as disclosed in Section 2.19 of the Company Disclosure Schedule, the Company and each of its subsidiaries has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, copyright registrations and copyright applications and licenses material to the conduct of the business of the Company and its subsidiaries, taken as a whole, except where the failure to so protect or maintain would not, individually or in the aggregate, have a Material Adverse Effect.

         (f)      To the best knowledge of the Company, except as set forth in
Section 2.19 of the Company Disclosure Schedule or the Company SEC Reports: (i) each material patent, patent application, trademark or service mark registration, trademark or service mark application, copyright registration and copyright application of the Company and each of its subsidiaries is valid and subsisting and (ii) each material license of Company Intellectual Property Assets is to the best knowledge of the Company valid, subsisting and enforceable.

         (g)      To the best knowledge of the Company, except as set forth in
Section 2.19 of the Company Disclosure Schedule, to the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee, former employee, independent contractor or consultant of the Company or any of its subsidiaries which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

         (h) Except as set forth in Section 2.19 of the Company Disclosure Schedule, the disclosure under the heading "Impact of Year 2000" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 is accurate as of the date hereof in all material respects.

         SECTION 2.20. Interested Party Transactions. Except as set forth in
Section 2.20 of the Company Disclosure Schedule or the Company SEC Reports, since the Company's proxy statement dated April 19, 2000, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

         SECTION 2.21. Opinion of Financial Advisor. The Board of Directors of the Company has received an opinion of its financial advisor, Salomon Smith Barney Inc., to the effect that, as of the date of this Agreement, the Per Share Amount to be received in the Merger by the holders of Shares is fair to such holders from a financial point of view.

         SECTION 2.22. Rights Agreement. The Board of Directors of the Company has authorized and approved an amendment to the Rights Agreement between the Company and First Union National Bank, dated as of July 10, 1997, amended as of October 15, 1999 (the "Rights Agreement"), in the form set forth in Section 2.22 of the Company Disclosure Schedule. The Company and the Rights Agent (as defined in the Rights Agreement) shall execute such amendment to the Rights Agreement prior to the Closing.


                                  ARTICLE III

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

         SECTION 3.01. Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is an entity duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the requisite corporate or other power and authority necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to be so organized and existing or to have such power or authority could not reasonably be expected to have a Material Adverse Effect. Each of Parent and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.02. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, as applicable, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions so contemplated. The Board of Directors of Parent has determined that it is advisable and in the best interests of Parent's stockholders for Parent to enter into this Agreement, and for Parent to consummate the Merger upon the terms and subject to the conditions of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent and Merger Sub.

         SECTION 3.03. No Conflict. Except as set forth in Section 3.03 of the Parent and Merger Sub Disclosure Schedule, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, (i) violate Parent or Merger Sub's certificate of incorporation or by-laws (or equivalent organizational documents)
(ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, Merger Sub or any of their subsidiaries or by which any of their respective properties is bound or affected or (iii) result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) or impair Parent, Merger Sub's or any of their subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on (including a right to purchase) any of the properties or assets of Parent, Merger Sub or any of their subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or any of their subsidiaries is a party or by which Parent, Merger Sub or any of their subsidiaries or any of their respective properties is bound or affected, except, in the case of clause (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.04. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the best knowledge of Parent or Merger Sub, threatened against Parent, Merger Sub or any of their subsidiaries, or any properties or rights of Parent, Merger Sub or any of their subsidiaries, before any court, arbitrator or administrative body or Governmental Authority, that would, individually or in the aggregate, have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement. Neither Parent nor Merger Sub is subject to any Order of any Governmental or Regulatory Authority that would, individually or in the aggregate have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated by this Agreement.

         SECTION 3.05. Parent Not an Interested Stockholder or an Acquiring Person. Other than by reason of this Agreement or the transactions contemplated hereby, to the best knowledge of Parent, neither Parent nor any of its affiliates or associates (as such terms are defined in Section 203 of the DGCL) is an "interested stockholder" (as such term is defined in Section 203 of the DGCL), or an "Acquiring Person" as such term is defined in the Company Rights Agreement.

         SECTION 3.06. Proxy Statement. Subject to the accuracy of the representations of the Company in Section 2.13, the information supplied by Parent or Merger Sub in writing specifically for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Company Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent, Merger Sub or any of their respective affiliates, officers or directors should be discovered by Parent or Merger Sub which should be set forth in a supplement to the Proxy Statement, Parent or Merger Sub will promptly inform the Company.

         SECTION 3.07. Ownership of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent.

         SECTION 3.08. Solvency. The consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including without limitation, the entering into of any financing agreement which may be necessary in connection therewith, will not render Parent or the Surviving Corporation insolvent or unable to pay its obligations as they mature.

         SECTION 3.09. Financing Arrangements.

         (a) Parent has, on or prior to the date hereof, entered into a commitment letter, in form furnished to the Company, pursuant to which the issuer of such commitment has committed, subject to the conditions contained in this Agreement and such letter and no other conditions, to lend an aggregate of up to $440 million or more in cash to Parent for purposes of financing the Merger and refinancing certain indebtedness of Parent or its affiliates (the "Debt Financing").

         (b) Parent has, on or prior to the date of this Agreement, entered into one or more commitment letters, in form furnished to the Company, pursuant to which the subscribers thereunder have, subject to the conditions set forth in this Agreement and such letters and no other conditions, agreed to make an equity investment in Parent in an aggregate amount of $75 million in cash at the time of the Closing and to make an equity investment in Parent in an aggregate amount of $35 million in cash thereafter, in each case for the payment of certain indebtedness and other obligations of Parent or its affiliates (the "Equity Investment" and together with the Debt Financing, the "Financing").

         (c) The Debt Financing is sufficient to pay the aggregate consideration to the holders of Shares and Company Options as contemplated by this Agreement and to make all other necessary payments of fees and expenses required to be paid by Parent and Merger Sub in connection with the transactions contemplated by this Agreement.

         SECTION 3.10. Ownership of Shares. As of the date hereof, neither Parent nor Merger Sub owns, beneficially or of record, any Shares.


                                   ARTICLE IV

                     CONDUCT OF BUSINESS PENDING THE MERGER

         SECTION 4.01. Conduct of Business by the Company Pending the Merger.

         The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing (which consent shall not be unreasonably withheld, delayed or conditioned), and except as set forth in Section 4.01 of the Company Disclosure Schedule, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only the ordinary course of business; and the Company shall use reasonable commercial efforts to preserve substantially intact in all material respects the business organization of the Company and its subsidiaries, to keep available the services of the present key officers, employees and consultants of the Company and its subsidiaries and to preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, and except as set forth in Section 4.01 of the Company Disclosure Schedule, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which in the case of clauses (c), (e), (g), (h) and (i), which will not be unreasonably withheld, delayed or conditioned:

         (a) amend or otherwise change the Company's Charter Documents or the Subsidiary Documents except as contemplated by this Agreement;

         (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries (except for (A) the issuance of shares of Company Common Stock issuable pursuant to Company Stock Options outstanding on the date hereof, (B) the issuance of shares of Company Common Stock pursuant to any employer stock fund under any Company Benefit Plan or the Company's Employee Stock Purchase Plan in accordance with their respective terms as in effect on the date hereof, (C) the issuance of Company Stock Options in the ordinary course and consistent with past practice and (D) the granting of Company Stock Options pursuant to written offers of employment that were extended prior to the date hereof);

         (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries (except for (i) sales of assets in the ordinary course of business, (ii) dispositions of obsolete assets or assets no longer useful to the Company in its business and (iii) sales of assets which are not, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole);

         (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent that is not a cross-border dividend (except as provided in clause (ii) below), (ii) declare or allow any subsidiary of the Company to declare cross-border dividends, or make or allow any subsidiary of the Company to make cross-border capital contributions, in an amount that exceed $250,000 individually or $500,000 in the aggregate; (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; (iv) except as required by the terms of any security as in effect on the date hereof, and except to the extent necessary to effect any right of a grantee to have shares of Company Common Stock withheld to meet minimum tax withholding obligations in connection with any equity award under any Company Employee Plan that is outstanding and in effect on the date of this Agreement, amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, shares of Company Common Stock, or any option, warrant or right, directly or indirectly, to acquire any such securities; or (v) settle, pay or discharge any claim, suit or other action brought or threatened against the Company with respect to or arising out of a stockholder's equity interest in the Company;

         (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or any equity interest therein, other than those listed on
Section 4.01 of the Company Disclosure Schedule; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowings under the Company's or any of its subsidiaries' existing credit facilities listed on Section 2.05 of the Company Disclosure Schedule and other borrowings not in excess of $500,000 in the aggregate, or issue any debt securities or assume, guarantee (other than guarantees of the Company's subsidiaries entered into in the ordinary course of business) or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in any such case in the ordinary course of business; (iii) authorize any capital expenditures or purchases of fixed assets other than pursuant to the Company's existing capital expenditures budget, a copy of which has been delivered to Parent, except for capital expenditures or purchases which are, in the aggregate, not in excess of $1,000,000, and except for the repair or replacement of damaged assets from the proceeds of insurance with respect thereto; or (iv) enter into or materially amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01(e);

         (f) (i) increase the compensation or severance payable or to become payable to its directors, officers or employees, except for increases in salary or wages of employees of the Company or its subsidiaries in the ordinary course of business; (ii) grant any severance or termination pay to any director, officer or employee of the Company or any of its subsidiaries (except to make payments required to be made under obligations existing on the date hereof in accordance with the terms of such obligations); (iii) enter into any employment or severance agreement with respect to which the total annual compensation or the aggregated severance payments exceed $150,000 with any prospective officer or employee of the Company or any of its subsidiaries; (iv) enter into or modify any agreement with any director of the Company or any of its subsidiaries; (v) establish, adopt, enter into or amend any collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their beneficiaries, except, in each case of this clause, (x) as may be required by law or (y) as would not result in a material increase in the cost of maintaining such collective bargaining agreement, Company Employee Plan, trust, fund, policy or arrangement and would not otherwise impose any material restraint on the business or operations of the Company or any of its subsidiaries;

         (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except in the ordinary course of business or as required by law or GAAP;

         (h) make any tax election or settle or compromise any United States federal, state, local or non-United States tax liability if the effect thereof would be adverse in any material respect to the Company;

         (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and except for any other payment, discharge or satisfaction in an amount not to exceed $75,000 in the aggregate, which settlement, discharge or satisfaction, in either such case, provides for a complete release for the Company and its subsidiaries and which imposes no obligation on the Company and its subsidiaries other than the payment of money as aforesaid;

         (j) make any loan to any director, officer, employee or independent contractor of the Company or any of its subsidiaries, with the exception of loans made in order to effect a cashless exercise of any Stock Option in accordance with its terms or the terms of the plan under which it was granted or advances for expenses in the ordinary course of business; or

         (k) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.01(a) through (j) above.

         SECTION  4.02. No Solicitation.

               (a) The Company shall not, directly or indirectly, through any officer, director, representative or agent of the Company or any of its subsidiaries, and the Company shall use its best efforts to ensure that the employees of the Company and its subsidiaries do not, solicit or encourage the initiation of (including by way of furnishing information) any inquiries or proposals regarding any merger, sale of assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company that if consummated would constitute an Alternative Transaction (as defined in Section 7.01) (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) furnishing information to a third party which has made a bona fide Acquisition Proposal that is a Superior Proposal (as defined below) not solicited in violation of this Agreement, provided that such third party has executed an agreement with confidentiality provisions substantially similar to those then in effect between the Company and Parent (except that such agreement may permit such third party, consistent with the other terms hereof, to present one or more further proposals to the Board of Directors of the Company), (ii) subject to compliance with the other terms of this Section 4.02, including Section 4.02(c), considering and negotiating a bona fide Acquisition Proposal that is a Superior Proposal not solicited in violation of this Agreement, (iii) following receipt of an Acquisition Proposal, taking and disclosing to its stockholders a position as required by Rules 14d-9 and 14e-2(a) of the Exchange Act or otherwise making disclosure to the Company's stockholders to the extent required by applicable law and (iv) following receipt of an Acquisition Proposal that is a Superior Proposal, modifying its recommendations referred to in Section 5.02 (subject to the terms of such Section 5.02); provided, however, that, as to each of clauses (i) and (ii), (x) such actions occur at a time prior to approval of the Merger and this Agreement at the Company Stockholders Meeting (or, if the Merger has not been consummated within 30 days after the Company Stockholders Meeting (except by reason of the Company's failure to fulfill any obligation under this Agreement), such actions occur more than 30 days after such Company Stockholders Meeting) and (y), as to each of clauses (i), (ii), (iii) and (iv), the Board of Directors of the Company determines in good faith (on the advice of independent counsel), that there is a reasonable risk that the Board of Directors would be required to do so in order to discharge properly its fiduciary duties. For purposes of this Agreement, a "Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the equity securities of the Company entitled to vote generally in the election of directors or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company in good faith determines to be more favorable from a financial point of view to its stockholders than the Merger and the transactions contemplated by this Agreement taking into account at the time of determination any changes to the financial terms of this Agreement proposed by Parent.

         (b) The Company shall promptly notify Parent and Merger Sub after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing, and shall indicate the identity of the person making the Acquisition Proposal or intending to make an Acquisition Proposal or requesting non-public information or access to the books and records of the Company, the terms of any such Acquisition Proposal or modification or amendment to an Acquisition Proposal, and whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.02(a). The Company shall also immediately notify Parent and Merger Sub, orally and in writing, if it enters into negotiations concerning material terms and conditions of any Acquisition Proposal.

         (c) Except to the extent the Board of Directors of the Company determines in good faith (on the advice of independent counsel) that there is a reasonable risk that the Board of Directors would be required to act to the contrary in order to discharge properly its fiduciary duties (and, with respect to the approval, recommendation or entering into any understanding with respect to any Acquisition Proposal, it may take such contrary action only after the second business day following Parent's and Merger Sub's receipt of written notice of the Board of Directors' intention to do so), neither the Company nor the Board of Directors of the Company shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval by such Board of Directors of this Agreement or the Merger; provided, however, that in all events, unless this Agreement has been terminated in accordance with its terms, the Merger and this Agreement shall be submitted for approval and adoption by the Company's stockholders at the Company Stockholders Meeting and the Board of Directors shall not recommend that stockholders vote against approval of the Merger and adoption of this Agreement.

              (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than Parent and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality and standstill provisions of any agreement to which the Company is a party. Unless this Agreement has been terminated in accordance with its terms, the Company shall not redeem the Rights or waive or amend any provision of the Rights Agreement to permit or facilitate the consummation of any Acquisition Proposal or Alternative Transaction.

              (e) The Company shall ensure that the officers and directors investment banker or other advisor or representative retained by the Company are aware of the restrictions described in this Section 4.02.

                                   ARTICLE V

                              ADDITIONAL AGREEMENTS

         SECTION 5.01. Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company (subject to reasonable review by and consultation with Parent) shall prepare and file with the SEC) preliminary proxy materials which shall constitute the Proxy Statement. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company (subject to reasonable review by and consultation with Parent) of all information required to be contained therein, the Company and Parent shall file with the SEC the definitive Proxy Statement relating to the approval of the Merger and the adoption of this Agreement by the stockholders of the Company pursuant to this Agreement.

         SECTION 5.02. Company Stockholders Meeting. The Company shall call the Company Stockholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger and adoption of the Merger Agreement (the "Company Stockholder Approval"), and the Company shall use its reasonable best efforts to hold the Company Stockholders Meeting by June 30, 2000. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger. The Company shall solicit from its stockholders proxies in favor of approval of this Agreement and the Merger and shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval. Notwithstanding anything to the contrary herein, the Company shall not be obligated to take any of the actions set forth in the two preceding sentences of this Section 5.02 (but not the first sentence of this Section 5.02) to the extent that the Board of Directors of the Company determines in good faith (on the advice of independent counsel) that there is a reasonable risk that any such action would be inconsistent with the proper discharge of its fiduciary duties; provided, however, that in no event shall the Board of Directors recommend that the Company's stockholders vote against approval of the Merger and adoption of the Merger Agreement at the Company Stockholders Meeting unless this Agreement has been terminated in accordance with its terms.

         SECTION 5.03. Access to Information; Confidentiality. Upon reasonable notice and subject to restrictions contained in confidentiality agreements or court orders to which such party is subject (from which the Company shall use reasonable efforts to be released), the Company shall (and shall cause its subsidiaries to) (i) afford to the officers, employees, accountants, counsel and other representatives (collectively the "Representatives") of Parent and, subject to reasonable confidentiality requirements, its financing sources reasonable access, upon reasonable prior notice and during normal business hours during the period after the execution and delivery of this Agreement and prior to the Effective Time, to its properties, books, contracts, commitments and records but only to the extent that such access does not unreasonably interfere with the business and operations of the Company and its Subsidiaries and (ii) during such period, furnish promptly to Parent all other information concerning its business, properties and personnel as Parent may reasonably request, and shall make available to Parent the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Parent may reasonably request. Each party shall keep such information confidential, and shall cause their respective Representatives to keep such information confidential in accordance with the terms of the existing confidentiality letters (the "Confidentiality Letters"), between Parent and the Company.

         SECTION 5.04. Consents; Approvals. Each of the Company, Parent and Merger Sub each use commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and non-United States governmental and regulatory rulings and approvals), and the Company, Merger Sub and Parent shall make all filings (including, without limitation, all filings with United States and non-United States governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company, Merger Sub and Parent and the consummation by them of the transactions contemplated hereby. The Company, Merger Sub and Parent shall furnish all information required to be included in the Proxy Statement or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States governmental body in connection with the transactions contemplated by this Agreement. The Company, Merger Sub and Parent shall fully cooperate with each other in order to obtain all consents, waivers, approvals, authorizations or orders and to make all required filings in connection therewith.

         SECTION 5.05. Indemnification and Insurance.

         (a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the Company's Charter Documents, which provisions shall not be amended, modified or otherwise repealed for a period of seven years from the Effective Time in any manner that would adversely affect the rights thereunder as of the Effective Time of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required after the Effective Time by law and then only to the minimum extent required by such law.

         (b) The Parent and Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or By-laws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, (x) arising out of or pertaining to (in whole or in part) the transactions contemplated by this Agreement or (y) otherwise with respect to (in whole or in part) any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's Charter Documents or any applicable contract or agreement set forth in the Company Disclosure Schedule, as in effect on the date hereof, in each case for a period of seven years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time) and subject to the specific terms of any indemnification contract, (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to the Surviving Corporation, (ii) the Parent and Surviving Corporation shall pay expenses in advance of the final disposition of any such claim, action, suit, proceeding or investigation to each Indemnified Party to the full extent permitted by applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advance if it is ultimately determined that such person is not entitled to indemnification,(iii) after the Effective Time, the Parent and the Surviving Corporation shall pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iv) the Surviving Corporation will use all commercially reasonable efforts to assist in the vigorous defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such seven-year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition of any and all such claims. The Indemnified Parties as a group may retain only one law firm to represent them in each applicable jurisdiction with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which case each Indemnified Person with respect to whom such a conflict exists (or group of such Indemnified Persons who among them have no such conflict) may retain one separate law firm in each applicable jurisdiction.

         (c) The Surviving Corporation shall honor and fulfill in all respects the obligations of the Company pursuant to indemnification agreements and employment agreements set forth in the Company Disclosure Schedule, (the employee parties under such agreements being referred to as the "Officer Employees") with the Company's directors and officers (including former directors and officers) existing at or before the Effective Time, provided such agreements have not been entered into or modified in violation of Section 4.01(f).

         (d) In addition, Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Company's current directors and officers an insurance and indemnification policy with a reputable and financially sound insurer that provides coverage for events occurring at or prior to the Effective Time (the "D&O Insurance") that is no less favorable than the policy maintained by the Company and its Subsidiaries as of the date hereof or, if substantially equivalent insurance coverage is unavailable, the most generally favorable coverage reasonably available; provided, however, that Parent and the Surviving Corporation, in the aggregate, shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance (plus a percentage equal to any cumulative increase in annual premiums for the same period in any D&O Insurance policy maintained by Parent), but in such case shall purchase as much such coverage as is reasonably available for such amount.

         (e) From and after the Effective Time, Parent shall unconditionally guarantee the timely payment of all funds owing by, and the timely performance of all other obligations of, the Surviving Corporation under this Section 5.05.

         (f) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, the Officer Employees and their respective heirs and legal representatives, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

         (g) In the event the Company, Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company, Parent or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in paragraphs (a) and (b) of this Section.

         SECTION 5.06. Notification of Certain Matters. The Company shall give prompt notice to Parent and Merger Sub, and Parent and Merger Sub shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would reasonably be expected to cause any representation or warranty of the notifying party contained in this Agreement to be materially untrue or inaccurate, or (ii) any failure of the Company, Parent or Merger Sub, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.07. Further Action.

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement. The foregoing covenant shall not include any obligation by Parent to agree to divest, abandon, license or take similar action with respect to any material assets (tangible or intangible) of Parent or the Company or any of their subsidiaries. The term "material" for purposes of the preceding sentence means any assets to which are attributable annual revenues in an amount equal to 10% or more of the Company's annual revenues for the fiscal year ended December 31, 1999.

         (b) Without limitation the generality of the foregoing, the Company will provide, and will cause its subsidiaries and its and their respective officers, employees and advisors to provide (at the sole cost and expense of Parent), all reasonable cooperation in connection with the arrangement of any equity investment and debt financing proposed to be consummated by Parent substantially contemporaneously with the closing referred to in Section 1.02 in respect of the transactions contemplated by this Agreement, or thereafter, including, without limitation, (x) participation in meetings, due diligence sessions and "road shows," (y) the preparation of offering memoranda, private placement memoranda, and similar documents, and (z) the execution and delivery of any customary commitment letters, documents, or other requested certificates or documents, including comfort letters of accountants and legal opinions, in each case as may be reasonably requested by Parent or Merger Sub, provided that the form and substance of any of the documents referred to in clause (y), and the terms and conditions of any of the agreements and other documents referred to in clause (z), shall be consistent with the consummation by Parent of the transactions contemplated by this Agreement. In connection with the foregoing, Parent hereby agrees to indemnify, defend and hold harmless, to the same extent, in the same manner and subject to the same limitations set forth in Section 5.05, each person participating in any such activities from and against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to such participation, except in the case of such person's bad faith, willful misconduct or gross negligence.

         (c) Neither Parent nor Merger Sub, on one hand, nor the Company nor any of its subsidiaries, on the other, shall take any action which the officer or director authorizing such action believes or should reasonably believe (x) would make any of the representations or warranties of any such party contained in this Agreement materially untrue or incorrect or (y) prevent any such party from performing or cause such party not to perform its covenants hereunder (other than, in the case of the Company, actions permitted by Section 4.02).

         SECTION 5.08. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or making any written public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that either party may, without the prior consent of the other, issue such press release or make such public statement as may upon the advice of counsel be required by law or the applicable rules and regulations of the New York Stock Exchange or the American Stock Exchange, as the case may be, if it has used all reasonable efforts to consult with the other party.

         SECTION 5.09. Conveyance Taxes. Parent, Merger Sub and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time, and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

         SECTION 5.10. Option Plans and Benefits, Etc.

         (a) Prior to the Effective Time, the parties to this Agreement shall take all such actions as shall be necessary to effectuate the provisions of Section 1.09, including without limitation, timely action by the Board of Directors of the Company, if any is required, in accordance with the applicable option plans to elect to pay holders of Company Options, upon any exercise thereof, the applicable cash amount in lieu of delivery of the Shares and take any additional action required to ensure that no such Company Options remain otherwise outstanding after the Effective Time (in each case, including, without limitation, Company Options granted under the Company's non-employee Directors
Plan).

         (b) Parent shall either (i) cause the Company Employee Plans in effect at the date of this Agreement to remain in effect until the third anniversary of the Effective Time or (ii) maintain until such date, employee benefit plans which in the aggregate, provide a substantially similar level of benefits as those provided under comparable Company Employee Plans with respect to employees of the Company covered under such plans as of the date of this Agreement; provided, however, that the foregoing shall not apply to any provisions of any Company Employee Plan under which employees may receive, or under which employee benefits are based on, Company Common Stock or to the extent inconsistent with any employment agreement with any employee.

         (c) Parent shall, and shall cause the Surviving Corporation to, honor without modification all employee severance plans (or policies) and employment and severance agreements of the Company or any of its Subsidiaries
(i) which have been delivered to Parent prior to the execution and delivery of this Agreement, or (ii) which are hereafter entered into accordance with Section
4.01 of the Company Disclosure Schedule as such agreements shall be in effect in accordance with the terms of this Agreement at the Effective Time.

         SECTION 5.11. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 2.22), if any, necessary in order to render the Rights (as defined in the Rights Agreement) inapplicable to the Merger and the other transactions contemplated by this Agreement (including any financing in connection therewith).

         SECTION 5.12. Accountant's Letters. Upon reasonable notice from Parent, the Company shall use reasonable efforts to cause Ernst & Young LLP to deliver to Merger Sub, a letter covering such matters as are reasonably requested by Parent, and as are customarily addressed in accountants' "comfort letters."

         SECTION 5.13. Standstill. Each of Parent, on one hand, and the Company, on the other hand, agrees that until the expiration of six months from the date of termination of this Agreement, without the prior written consent of the other party, it will not (a) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly (i) a substantial portion of the assets of the other party and its subsidiaries taken as a whole or (ii) five percent (5%) or more of the issued and outstanding shares of common stock of the other party, (b) make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the other party or any of its subsidiaries or (c) form, join or in any way participate in a "group" (within the meaning of Section 13(d) of the Exchange Act) with respect to any voting securities of the other party or any of its subsidiaries.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         SECTION 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of the Company;

         (b) Antitrust. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and all clearances and approvals required to be obtained in respect of the Merger prior to the Effective Time under any Non-U.S. Monopoly Laws shall have been obtained, except where the failure to have obtained any such clearances or approvals with respect to any Non-U.S. Monopoly Laws could not reasonably be expected to have a Material Adverse Effect on the Company, Parent or their respective subsidiaries;

         (c) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that is reasonably likely to result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, United States or non-United States, that is reasonably likely to result in an order, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger or (ii) as a condition to the obligations of Parent and Merger Sub, prohibiting or seeking to prohibit, or limiting or seeking to limit, Parent from exercising all material rights and privileges pertaining to its ownership of the

Surviving Corporation or any investor in Parent from owning and exercising all material rights and privileges pertaining to its ownership of its interest therein or the ownership or operation by Parent or any of its subsidiaries of all or a material portion of the business or assets of the Surviving Corporation and its subsidiaries, or compelling or seeking to compel Parent or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its subsidiaries (including the Surviving Corporation and its subsidiaries), as a result of the Merger or the transactions contemplated by this Agreement; and

         (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

         SECTION 6.02. Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect, and Parent and Merger Sub shall have received a certificate of the Company to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company;

         (b) Agreements and Covenants. The Company shall in all material respects have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of the Company; and

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect on the Company or Parent.

         (d) Rights Agreement. A Distribution Date shall not have occurred under the Rights Agreement.

         SECTION 6.03. Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

         (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (other than those set forth in Sections 3.03(iii) or 3.04) shall be true and correct in all respects (without for this purpose giving effect to qualifications of materiality contained in such representations and warranties) on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) where the failure to be true and correct would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect, and the Company shall have received a certificate to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent;

         (b) Agreements and Covenants. Parent and Merger Sub shall in all material respects have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate of Parent and Merger Sub to such effect signed by the Chief Executive Officer or Chief Financial Officer of Parent and the President or Vice President of Merger Sub;

         (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent or Merger Sub, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not, individually or in the aggregate with all other such failures, have a Material Adverse Effect on the Company or Parent;

         (d) Financial Advisor Opinion. The opinion from Salomon Smith Barney Inc. referred to in Section 2.21 shall not have been withdrawn as of the date of the Proxy Statement; and

         (e) Solvency. The Company shall have received from an investment banking or accounting firm satisfactory to the Company an opinion in form and substance satisfactory to the Company to the effect that the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, including, without limitation, the entering into of any financing agreement which may be necessary in connection therewith, will not render Parent or the Surviving Corporation insolvent or unable to pay its obligations as they mature.


                                  ARTICLE VII

                                   TERMINATION

         SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

                  (b) by either Parent or the Company if the Merger shall not have been consummated by September 30, 2000 (other than for the reasons set forth in clause (d) below); provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Merger to be consummated on or prior to such date; or

                  (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission having authority with respect thereto shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                  (d) by Parent if the Company Stockholders Meeting has not been held by July 31, 2000 or by Parent or the Company if the stockholders of the Company shall not have approved the Merger and adopted this Agreement at the Company Stockholders Meeting; or

                  (e) by Parent, if, whether or not permitted to do so by this Agreement, the Board of Directors of the Company or the Company shall (x) (i) withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to Parent; (ii) approve or recommend to the stockholders of the Company an Alternative Transaction; or (iii) approve or recommend that the stockholders of the Company tender their shares in any tender or exchange offer that is an Alternative Transaction, or (y) take any position or make any disclosures to the Company's stockholders permitted pursuant to Section
         4.02 which has the effect of any of the foregoing; or

                  (f) by the Company, in order to accept a Superior Proposal, provided that the Merger and this Agreement shall not theretofore have been approved at the Company Stockholders Meeting, the Board of Directors of the Company determines in good faith (on the advice of independent counsel), that there is a reasonable risk that it would be required to accept such proposal in order to discharge properly its fiduciary duties, the Company shall in fact accept such proposal, and the Company shall have complied in all respects with the provisions of Section 4.02; or

                  (g) by Parent or the Company, if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue in any material respect when made, such that the conditions set forth in Section 6.02(a) or 6.03(a), as the case may be, would not be satisfied (in each case, a "Terminating Misrepresentation"); provided that, if such Terminating Misrepresentation is curable prior to September 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts to eliminate, undo or reverse the event or circumstance giving rise to such Terminating Misrepresentation and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(g); or

                  (h) by Parent, if any representation or warranty of the Company shall have become untrue in any material respect such that the condition set forth in Section 6.02(a) would not be satisfied, or by the Company, if any representation or warranty of Parent and Merger Sub shall have become untrue in any material respect such that the condition set forth in Section 6.03(a) would not be satisfied (in each case, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided that, if any such Terminating Change is curable prior to September 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(h); or

                  (i) by Parent or the Company, upon a material breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement such that the conditions set forth in Section 6.02(b) or 6.03(b), as the case may be, would not be satisfied (in each case, a "Terminating Breach"); provided that, except for any breach of the Company's obligations under Section 4.02, if such Terminating Breach is curable prior to September 30, 2000 by the Company or Parent, as the case may be, through the exercise of its reasonable best efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable best efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 7.01(i).

         As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party") acquires or would acquire more than 20% of the outstanding shares of any class of equity securities of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company and securities of the entity surviving any merger or business combination including any of the Company's subsidiaries) of the Company, or any of its subsidiaries, having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any other material consolidation, business combination, recapitalization, redemption, extraordinary dividend or similar transaction involving the Company or any of the Company Significant Subsidiaries (other than any acquisition by the Company, for fair market value, of any business, or any equity interest therein, having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to no more than 20% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction), other than the transactions contemplated by this Agreement; provided, however, that the term Alternative Transaction shall not include any acquisition of securities by a broker dealer in connection with a bona fide public offering of such securities. In the case of any Alternative Transaction which has not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, been solicited or encouraged by the Company, and which the Board of Directors of the Company has rejected, recommended that stockholders of the Company do not accept or approve, and used reasonable best efforts in good faith to prevent, each reference to the figure 20% in the preceding sentence shall refer instead to the figure 35%.

         SECTION 7.02. Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 7.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except that
(i) the Company or Parent or Merger Sub may have liability as set forth in
Section 5.07, Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve the Company, Parent or Merger Sub from liability for any willful material breach hereof (it being understood that the mere existence of a Material Adverse Effect, by itself, shall not constitute such a willful material breach).

         SECTION 7.03. Parent's Fees and Expenses.

         (a) Except as set forth in this Section 7.03, all fees and expenses incurred by Parent and/or Merger Sub in connection with this Agreement and the transactions contemplated hereby shall be paid by Parent and/or Merger Sub, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

         (b) The Company shall pay to Parent (x) Parent's and Merger Sub's respective actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants, commitment fees with respect to the Financing and out-of-pocket expenses and reasonable fees of financial advisors) ("Parent Expenses"), such payment of Parent Expenses not to exceed $1,000,000, and (y) a fee of 3% of the total of the Per Share Amounts respecting all the Shares (the "Parent Fee"), in each case upon the first to occur of any of the following events:

                  (i) the termination of this Agreement by Parent or the Company pursuant to Section 7.01(d) or (e)(i), provided that, if this Agreement is terminated because the stockholders have not approved and adopted the Merger and this Agreement at the Company's Stockholders Meeting, the Parent Fee and Parent Expenses shall only be payable under this clause (i) if there shall occur a Payment Trigger; or

                  (ii) the termination of this Agreement by Parent pursuant to clause (x)(ii) or (x)(iii) of Section 7.01(e) or the corresponding application of clause (y) thereof to clause

         (x)(ii) or (x)(iii); or

                  (iii) the termination of this Agreement by the Company pursuant to Section 7.01(f); or

                  (iv) the termination of this Agreement by Parent pursuant to Section 7.01(i) as a result of a willful breach by the Company; provided that the Parent Fee and Parent Expenses shall only be payable under this clause (iv) if there shall occur a Payment Trigger.

         The term "Payment Trigger" means either (A) at the time of the Company Stockholders Meeting, in the case of clause (i) above, or at the time of the Terminating Breach, in the case of clause (iv) above, there shall be outstanding or purport to be outstanding an Acquisition Proposal which has been made directly to stockholders of the Company or has otherwise become publicly known or known to holders of 10% or more of the Company Common Stock or there shall be outstanding an announcement by any credible third party of an intention to make an Acquisition Proposal which, in either case, would if consummated constitute an Alternative Transaction, or (B) an Alternative Transaction shall be publicly announced by the Company or any Third Party and such transaction shall be consummated within twelve months following the date of termination of this Agreement on substantially the terms so announced.

         (c)      Upon a termination of this Agreement by Parent pursuant to
Section 7.01(g) or (i), the Company shall pay to Parent the Parent Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1,000,000.

         (d)      The Parent Fee and/or Parent Expenses payable pursuant to
Section 7.03(b) or Section 7.03(c) shall be paid within three business days after a demand for payment following the first to occur of any of the events described in Section 7.03(b) or Section 7.03(c).

         (e) Parent agrees that the payments provided for in Section 7.03 shall be the sole and exclusive remedies of Parent upon a termination of this Agreement (but only, in the case of Sections 7.01(g) or (i), if the Terminating Misrepresentation or Terminating Breach is not the result of willful misconduct).


         SECTION 7.04. Company's Fees and Expenses.

         (a) Except as set forth in this Section 7.04, all fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Merger is consummated; provided, however, that the Company and Parent shall share equally all SEC filing fees and printing expenses incurred in connection with the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and any amendments or supplements thereto.

         (b) Parent shall pay to the Company (x) the Company's actual, documented and reasonable out-of-pocket expenses, relating to the transactions contemplated by this Agreement (including, but not limited to, reasonable fees and expenses of counsel and accountants, and out-of-pocket expenses and reasonable fees of financial advisors) ("Company Expenses"), such payment of Company Expenses not to exceed $1,000,000, and (y) a fee of 1% of the total of the Per Share Amounts respecting all the Shares (the "Company Fee") upon the termination of this Agreement by Company pursuant to Section 7.01(i) as a result of a willful breach by Parent or Merger Sub of any material covenant herein contained.

         (c) Upon a termination of this Agreement by the Company pursuant to Section 7.01(g) or (i), the Parent shall pay to the Company the Company Expenses relating to the transactions contemplated by this Agreement, but in no event more than $1,000,000.

         (d)      The Company Expenses and/or Company Fee payable pursuant to
Section 7.04(b) or Section 7.04(c) shall be paid within three business days after a demand for payment following the first to occur of any of the events described in Section 7.04(b) or Section 7.04(c).

         (e)      The Company agrees that the payments provided for in Section
7.04 shall be the sole and exclusive remedies of the Company upon a termination of this Agreement (but only, in the case of Sections 7.01(g) or (i), if the Terminating Misrepresentation or Terminating Breach is not the result of willful misconduct). The Company and Parent agree that the Company Fee and Company Expenses shall be payable in the event that the Merger is not consummated because Parent does not receive the proceeds of financing therefor, in which case payment of the Company Fee and Company Expenses shall be the Company's sole and exclusive remedy.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         SECTION 8.01. Effectiveness of Representations, Warranties and Agreements.

         (a) Except as otherwise provided in this Section 8.01, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. To the extent that as of the date hereof (i) a Responsible Officer of Parent had actual knowledge that any representation or warranty of the Company was untrue or incorrect such that conditions to the obligations of Parent and Merger Sub to effect the Merger pursuant to Section 6.02(a) would not be satisfied and (ii) no Responsible Officer of the Company had actual knowledge that such representation or warranty was untrue or incorrect, then the failure of such representation or warranty to be true and correct in such respect shall no longer be a condition to the obligations of Parent and Merger Sub to effect the Merger. To the extent that as of the date hereof (i) a Responsible Officer of the Company had actual knowledge that any representation or warranty of Parent or Merger Sub was untrue or incorrect such that the conditions to the Company's obligations to effect the Merger pursuant to Section 6.03(a) would not be satisfied and (ii) no Responsible Officer of Parent had actual knowledge that such representation or warranty was untrue or incorrect, then the failure of such representation or warranty to be true and correct in such respect shall no longer be a condition to the Company's obligation to effect the Merger. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Article I and this Article VIII and Sections 5.05, 5.07 and 5.10 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely in accordance with their terms and those set forth in Sections 5.07(b), 5.13, 7.02 and 7.03 and this Article VIII shall survive the termination of this Agreement. The provisions of the Confidentiality Letters (except the "standstill" or similar provisions therein limiting Parent from proposing or entering into certain transactions or taking certain actions involving the Company or its securities, which shall be superseded by Section 5.13 hereof) regarding the non-disclosure of confidential information shall survive termination of this Agreement.

         (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule shall not be deemed an admission that such matter is material. No statement contained in any certificate or schedule required to be furnished by any party hereto pursuant to the provisions of this Agreement, including the Company Disclosure Schedule shall contain any untrue statement of material fact.

         SECTION 8.02. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

(a)      If to Parent:

                                    Autotote Corporation
                                    750 Lexington Avenue
                                    25th Floor
                                    New York, NY 10022
                                    Attn: A. Lorne Weil, Chairman and Chief
                                            Executive Officer
                                    Telecopy: (212) 754-2372
                                    Confirm: (212) 754-2233

                           With a copy to:

                                    Autotote Corporation
                                    750 Lexington Avenue
                                    25th Floor
                                    New York, NY 10022
                                    Attn: Martin E. Schloss, Vice President and
                                            General Counsel
                                    Telecopy: (212) 754-2372
                                    Confirm: (212) 754-2233

                           With a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY  10022
                                    Attn:  Peter G. Smith, Esq.
                                    Telecopy: (212) 715-8000
                                    Confirm:  (212) 715-9100

                           If to Merger Sub:

                                    ATX Enterprises, Inc.
                                    750 Lexington Avenue
                                    25th Floor
                                    New York, NY 10022
                                    Attn: Martin E. Schloss
                                    Telecopy: (212) 754-2372
                                    Confirm: (212) 754-2233

                           With a copy to:

                                    Kramer Levin Naftalis & Frankel LLP
                                    919 Third Avenue
                                    New York, NY  10022
                                    Attn:  Peter G. Smith, Esq.
                                    Telecopy: (212) 715-8000
                                    Confirm:  (212) 715-9100

         (b)      If to the Company:

                                    Scientific Games Holdings Corp.
                                    1500 Bluegrass Lakes Parkway
                                    Alpharetta, GA 30004
                                    Attn: William G. Malloy, Chairman, President
                                            and Chief Executive Officer
                                    Telecopy: (770) 343-8798
                                    Confirm: (770) 664-3742

                           With a copy to:

                                    Scientific Games Holdings Corp.
                                    1500 Bluegrass Lakes Parkway
                                    Alpharetta, GA 30004
                                    Attn: C. Gray Bethea, Vice President,
                                             Secretary and General Counsel
                                    Telecopy: (678) 297-5118
                                    Confirm: (770) 664-3719

                           With a copy to:

                                    Smith, Gambrell & Russell, LLP
                                    1230 Peachtree Street, Suite 3100
                                    Atlanta, GA  30309
                                    Attn.:  Howard E. Turner, Esq.
                                    Telecopy:  (404) 685-6894
                                    Confirm:  (404) 815-3594


         SECTION 8.03. Certain Definitions. For purposes of this Agreement, the term:

                  (a) "affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                  (b) "business day" means any day other than a day on which banks in New York are required or authorized to be closed;

                  (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                  (d)      "dollars" or "$" means United States dollars;

                  (e) "knowledge" or "best knowledge" means, with respect to any matter in question, that the Responsible Officers of the Company or Parent or Merger Sub, as the case may be, have or at any time had actual knowledge of such matters. "Responsible Officers" for purposes of this definition means the Chief Executive Officer, the President, any Executive or Senior Vice President or Corporate Vice President, the Chief Financial Officer or the General Counsel of any such person;

                  (f) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                  (g) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, Parent or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, the Surviving Corporation, Parent or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

         SECTION 8.04. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger and this Agreement by the stockholders of the Company, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 8.05. Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 8.06. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 8.07. Severability.

         (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         (b) The Company and Parent agree that the Fee is fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of the Fee exceeds the maximum amount permitted by law, then the amount of the Fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

         SECTION 8.08. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters, except to the extent specifically superseded hereby), both written and oral, among the parties, or any of them, with respect to the subject matters hereof and thereof, except as otherwise expressly provided herein.

         SECTION 8.09. Assignment. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Parent and/or Merger Sub hereunder may be assigned to any wholly-owned, direct or indirect, subsidiary of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder.

         SECTION 8.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Section 5.05 (which is intended to be for the benefit of the Indemnified Parties and Officer Employees and may be enforced by such Indemnified Parties and Officer Employees).

         SECTION 8.11. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         SECTION 8.12. Governing Law; Jurisdiction.

         (a) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware.

         (b) Each of the parties hereto submits to the exclusive jurisdiction of the state and federal courts of the United States located in the State of Delaware with respect to any claim or cause of action arising out of this Agreement or the transactions contemplated hereby.

         (c) Each of the parties to this Agreement (i) consents to submit itself to the personal jurisdiction of such court in the event that any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than such court in the State of Delaware.

         SECTION 8.13. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 8.14. WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 8.15. Performance of Obligations. Unless otherwise previously performed, Parent shall cause Merger Sub to perform all of its obligations set forth in this Agreement.


                  [Remainder of Page Intentionally Left Blank]

                  IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           AUTOTOTE CORPORATION


                                           By /s/
                                              ---------------------------------
                                                    Name:
                                                    Title:


                                           ATX ENTERPRISES, INC.


                                           By /s/
                                              ---------------------------------
                                                    Name:
                                                    Title:


                                           Scientific Games HOLDINGS
CORP.


                                           By /s/
                                              ---------------------------------
                                                    Name:
                                                    Title:

                                   APPENDIX B

                    [LETTERHEAD OF SALOMON SMITH BARNEY INC.]




May 18, 2000

The Board of Directors
Scientific Games Holdings Corp.
1500 Bluegrass Lakes Parkway
Alpharetta, Georgia  30201

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Scientific Games Holdings Corp. ("Scientific Games") of the Merger Consideration (defined below) provided for in the Agreement and Plan of Merger, dated as of May 18, 2000 (the "Merger Agreement"), among Autotote Corporation ("Autotote"), ATX Enterprises, Inc., a wholly owned subsidiary of Autotote ("Merger Sub"), and Scientific Games. As more fully described in the Merger Agreement, (i) Merger Sub will be merged with and into Scientific Games (the "Merger") and (ii) each outstanding share of the common stock, par value $0.001 per share, of Scientific Games (the "Scientific Games Common Stock") will be converted into the right to receive $26.00 in cash (the "Merger Consideration").

In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Scientific Games and certain senior officers and other representatives and advisors of Autotote concerning the business, operations and prospects of Scientific Games. We examined certain publicly available business and financial information relating to Scientific Games as well as certain financial forecasts for Scientific Games and other information and data for Scientific Games which were provided to or otherwise discussed with us by the management of Scientific Games. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Scientific Games Common Stock; the financial condition and historical and projected earnings and other operating data of Scientific Games; and the capitalization of Scientific Games. We considered, to the extent publicly available, the financial terms of other transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Scientific Games. In connection with our engagement, we were requested to approach, and we held discussions with, third parties to solicit indications of interest in the possible acquisition of Scientific Games. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us by Scientific Games, we have been advised by the management of Scientific Games that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Scientific Games as to the future financial performance of Scientific Games. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Scientific Games nor have we made any

The Board of Directors
Scientific Games Holdings Corp.
May 18, 2000
Page 2

physical inspection of the properties or assets of Scientific Games. Our opinion expresses no view as to, and does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Scientific Games or the effect of any other transaction in which Scientific Games might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Salomon Smith Barney Inc. has acted as financial advisor to Scientific Games in connection with the proposed Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We and our affiliates have in the past provided investment banking services to Scientific Games unrelated to the proposed Merger, for which services we have received compensation. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Scientific Games and Autotote for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Scientific Games, Autotote and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Scientific Games in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Scientific Games Common Stock.

Very truly yours,

/s/ SALOMON SMITH BARNEY INC.

SALOMON SMITH BARNEY INC.

                                   APPENDIX C

                          DISSENTERS' APPRAISAL RIGHTS
              (Section 262 of the Delaware General Corporation Law)

               SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

         SECTION 262 -- APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a non-stock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a non-stock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

         (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251 (g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

         (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

         (d)      Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

         (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

         (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

         (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

         (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

         (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

         (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

         (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

         (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                        SCIENTIFIC GAMES HOLDINGS CORP.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               OF SCIENTIFIC GAMES HOLDINGS CORP. (THE "COMPANY")
                   IN CONNECTION WITH THE SPECIAL MEETING OF
                     STOCKHOLDERS TO BE HELD ON _____, 2000


         The undersigned hereby appoints William G. Malloy, Cliff O. Bickell and C. Gray Bethea, Jr., and each of them, with full power of substitution, as proxies and attorneys-in-fact on behalf of and in the name of the undersigned to represent the undersigned and to vote all shares of Scientific Games Holdings Corp. common stock held of record by the undersigned at the close of business on June 9, 2000 and entitled to vote at the Special Meeting of Stockholders of Scientific Games Holdings Corp. to be held at the Atlanta Windward Hilton Garden Inn, 4025 Windward Concourse, Alpharetta, Georgia 30005 at 10:00 A.M. local time, on _____________, 2000, or at any adjournments or postponements thereof, on the proposal for the approval and adoption of the Agreement and Plan of Merger dated as of May 18, 2000 by and among Scientific Games Holdings Corp., Autotote Corporation and ATX Enterprises, Inc. and the transactions contemplated thereby, as described in the proxy statement for the Special Meeting, and upon such other matters as may properly come before the Special Meeting.

         This card also constitutes directions to the Trustee of the Scientific Games Holdings Corp. 401(K) Plan and Retirement Savings Plan by participants in such plan.
                                                              (SEE REVERSE SIDE)


PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE: [X].

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE MERGER PROPOSAL.

         The Board of Directors Recommends a Vote FOR the Merger Proposal.

1. Approval and Adoption of the Agreement and Plan of Merger and the transactions Contemplated Thereby.

         [ ] FOR              [ ] AGAINST                [ ] ABSTAIN

         as further described in Scientific Games' Notice of Special Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

2. In the discretion of the Proxies named herein, the Proxies are authorized to vote upon other matters as may properly come before the meeting or any adjournments or postponements thereof.

                                        The signer hereby revokes all Proxies
                                        heretofore given by the signer to vote
                                        at said meeting or any adjournments
                                        or postponements thereof.

                                        Please mark, then date and sign this
                                        proxy, exactly as your name(s) appear
                                        hereon, and return this entire proxy
                                        card in the enclosed postage paid
                                        envelope. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, as executor, administrator, trustee, guardian or in any other fiduciary capacity, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

                                        SIGNED: ________________________________

                                        SIGNED: ________________________________

                                        DATED: _________________________________